Filed pursuant to Rule 424(b)(5)
Registration File No. 333-259690

PROSPECTUS SUPPLEMENT

(To prospectus dated September 29, 2021)

769,608 Units, Each Consisting of Four American Depositary Shares Representing Four Ordinary Shares and Three Warrants, Each to Purchase One Ordinary Share

$10.20 per Unit

We are offering 769,608 Units, with each Unit consisting of four American Depositary Share, or ADSs, and three warrants, each to purchase one ordinary share, €0.10 nominal value, to one institutional investor at a price of $10.20 (€9.04) per Unit, corresponding to $2.55 (€2.26) per ADS and associated 0.75 warrant, pursuant to this prospectus supplement and accompanying prospectus. Each ADS represents the right to receive one ordinary share. See “Description of American Depositary Shares” and “Description of Ordinary Shares” in the accompanying prospectus for more information.

Each warrant included in the Units will have an exercise price of €2.83 ($3.19) per ordinary share into which such warrant is exercisable, will be immediately exercisable upon issuance and will expire on the second anniversary of the date of issuance. This prospectus supplement also relates to the offering of the ordinary shares issuable upon the exercise of such warrants. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities, and the ADSs and warrants comprising such Units will be immediately separable and issued separately in this offering.

ADSs representing our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “ERYP.” On December 13, 2021, the last reported sale price of the ADSs on Nasdaq was $2.48 per ADS. Our ordinary shares are traded on Euronext Paris under the symbol “ERYP.” On December 13, 2021, the last reported sale price of our ordinary shares on Euronext Paris was €2.255 per share, equivalent to a price of $2.54 per ADS, assuming an exchange rate of $1.1278 per euro. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to list the warrants on the Nasdaq Global Select Market, Euronext Paris or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-15 of this prospectus supplement as well as those contained in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus.

Under the authority granted by our shareholders to conduct the offering, the securities that we are offering may only be purchased initially by (i) natural and legal persons, including companies, trusts, investment funds or other investment vehicles regardless of their form, organized under French or foreign law, that regularly invest in the pharmaceutical, biotechnological or medical technology sectors and/or (ii) companies, institutions or entities of any type, French or foreign, that exercise a significant part of their business in the pharmaceutical, cosmetic, chemical or medical devices and/or technologies sectors or in research in these sectors.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent for this offering. The placement agent has agreed to use its “reasonable best efforts” to arrange for the sale of our securities offered by this prospectus supplement and the accompanying prospectus, but the placement agent has no obligation to purchase or sell any of such securities or to arrange for the purchase or sale of any specific number or dollar amount of such securities. There is no required minimum number of our securities that must be sold as a condition to completion of this offering. We have agreed to pay the placement agent the fees set forth in the table below in connection with this offering.

	PER UNIT	TOTAL
Offering price	$10.20	$7,850,001.60
Placement agent’s fees (1)	$0.71	$549,500.11
Proceeds to us (before expenses)	$9.49	$7,300,501.49

(1)

We will pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds. We have also agreed to reimburse the placement agent for certain of its expenses, as described under the “Plan of Distribution” on page S-39 of this prospectus supplement.

Neither the United States Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the ADSs and warrants underlying the Units is expected to be made on or about December 20, 2021.

H.C. Wainwright & Co.

Prospectus Supplement dated December 14, 2021.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an effective “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2021 and which was declared effective by the SEC on September 29, 2021. This prospectus supplement provides you with the specific details regarding this offering. The accompanying prospectus provides you with more general information, some of which does not apply to this offering. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering. To the extent information in this prospectus supplement is inconsistent with the accompanying prospectus or any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. You should read and consider the information in both this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

Unless otherwise indicated, all references in this prospectus supplement or the accompanying prospectus to “ERYTECH,” “the company,” “our company,” “we,” “us” and “our” refer to ERYTECH Pharma S.A. and our consolidated subsidiary.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus supplement, the accompanying prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. If anyone provides you with different or inconsistent information, you should not rely on it. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus supplement, the accompanying prospectus and any accompanying free writing prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus and any such accompanying free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any such accompanying free writing prospectus or of any sale of our securities. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

We are incorporated in France, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended.

Presentation of Financial Information

Our audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements are presented in euros, and unless otherwise specified, all monetary amounts are in euros. For the convenience of the reader, we have translated some of our financial information into U.S. dollars. Unless otherwise indicated, these translations were made at the noon buying rate of the Federal Reserve Bank of New York (€1.00 = $1.2230 at December 31, 2020 and €1.00 = $1.1848 at June 30, 2021). Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of euros at the dates indicated. None of the consolidated financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

All references in this prospectus supplement and the accompanying prospectus to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros” mean euros, unless otherwise noted.

Trademarks

“ERYTECH Pharma,” “ERYCAPS,” “GRASPA,” the ERYTECH logo and other trademarks or service marks of ERYTECH Pharma S.A. appearing in this prospectus supplement and the accompanying prospectus are the property of ERYTECH Pharma S.A. or our subsidiary, ERYTECH Pharma, Inc. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement and the accompanying prospectus are listed without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their right thereto. All other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward- looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to attain, maintain and expand marketing approval for eryaspase, which is known under the trade name GRASPA in Europe and Israel;

•	the initiation, timing, progress and results of our pre-clinical studies and clinical trials;

•	our ability to successfully develop our ERYCAPS platform and advance our pipeline of product candidates;

•

the size and growth potential of the markets for our product candidates, if approved, and the rate and degree of market acceptance of our product candidates, including reimbursement that may be received from payors;

•	the timing of our regulatory filings for our product candidates, along with regulatory developments in the United States, European Union and other foreign countries;

•	our ability to maintain and enter into and successfully complete collaborations and licensing arrangements or to in-license or acquire rights to other products, product candidates or technologies;

•

our reliance on third parties to manufacture and conduct the clinical trials of our lead product candidate, which we refer to as eryaspase or GRASPA, and our other ERYCAPS product candidates, which could limit our commercialization efforts or delay or limit their future development or regulatory approval;

•	our ability to develop sales, commercialization, marketing and manufacturing capabilities and strategy, including future hiring plans;

•	our ability to produce adequate supplies of our product candidates for preclinical and clinical testing and to fulfill our contractual obligations to third-party distributors;

•	the impact of the ongoing COVID-19 pandemic on our business, operations, strategy, goals and anticipated timelines;

•	the effects of increased competition as well as innovations by new and existing competitors in our industry;

•	our ability to obtain funding for our operations and working capital requirements;

•

our ability to maintain, protect and enhance our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	regulatory developments in the United States, Europe and other foreign countries;

•	our ability to attract and retain qualified employees and key personnel;

•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•

our planned level of capital expenditures, our cash preservation measures and the sufficiency of our existing cash, cash equivalents and short-term investments, the proceeds of this offering and the potential proceeds of our convertible notes financing agreement to fund our operating expenses and capital expenditure requirements;

•	the uncertainty of economic conditions in certain countries in Europe and Asia, such as those related to the COVID-19 pandemic, and general economic conditions;

•	whether or not we are classified as a passive foreign investment company for current and future periods; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and in the information incorporated by reference in this prospectus supplement and the accompanying prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus supplement, the accompanying prospectus and in the information incorporated by reference in this prospectus supplement and the accompanying prospectus is generally reliable, such information is inherently imprecise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-15, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision.

ERYTECH Pharma S.A.

Overview

We are a clinical-stage biopharmaceutical company developing innovative therapies for severe forms of cancer and orphan diseases. Leveraging our proprietary ERYCAPS platform, which uses a novel technology to encapsulate therapeutic drug substances inside erythrocytes, or red blood cells, or RBCs, we are developing a pipeline of product candidates for patients with high unmet medical needs. Our lead product candidate eryaspase, which we also refer to as GRASPA, targets the metabolism of cancer cells by depriving them of asparagine, an amino acid necessary for their survival and critical in maintaining the cells’ rapid growth rate. We are currently developing eryaspase for the treatment of patients with severe tumors, including pancreatic cancer, acute lymphoblastic leukemia, or ALL, and triple negative breast cancer, or TNBC.

We supported a Phase 2 clinical trial initiated and sponsored by investigators of the Nordic Society of Pediatric Hematology and Oncology, or NOPHO. This trial evaluated the safety and pharmacological profile of eryaspase in ALL patients, who developed hypersensitivity reactions to pegylated L-asparaginase. In December 2020, positive results from the trial were presented at the American Society of Hematology 2020 Annual Meeting. The trial was conducted at 21 clinical sites in the Nordic and Baltic countries of Europe and enrolled 55 patients. The primary objective of the trial was enzyme activity of eryaspase. Results from the NOPHO-sponsored Phase 2 clinical trial demonstrated that eryaspase in combination with chemotherapy, administered every two weeks, provides a sustained asparaginase enzyme activity level, and is generally well tolerated with few hypersensitivity reactions. We are in discussions with the FDA to evaluate the possibility of pursuing regulatory approval for eryaspase in the United States in this indication based on this IST Phase 2 clinical trial. In April 2021, we announced that we requested a pre-BLA meeting to discuss a potential BLA submission. The pre-BLA meeting took place in June 2021. Based on the discussions and the totality of the information available to date, we believe our regulatory package can potentially support an approval of eryaspase in hypersensitive ALL patients. Pending successful completion of remaining steps, we anticipate filing a BLA in the first quarter of 2022. In July 2021, eryaspase was granted Fast Track Designation by the FDA for the treatment of ALL patients who have developed hypersensitivity reactions to E.Coli-derived asparaginase.

In 2018, we initiated a pivotal Phase 3 clinical trial of eryaspase for the treatment of second-line advanced pancreatic cancer patients. Patient enrollment in this trial, which we refer to as the TRYbeCA-1 trial, began in September 2018 in Europe. We have obtained clinical trial authorizations in the United States and from 11 European countries and have conducted the clinical trial at close to 90 clinical sites in Europe and in the United States. In April 2020, the U.S. Food and Drug Administration, or FDA, granted eryaspase Fast Track Designation as a potential second-line treatment for patients with metastatic pancreatic cancer. Eryaspase has also received orphan drug designation for pancreatic cancer in both the United States and Europe. We completed the patient enrollment in the TRYbeCA-1 trial in January 2021. A total of 512 patients participated in the trial, slightly above the target enrollment of 482 patients. In February 2021, an interim safety and superiority analysis was performed by an Independent Data Monitoring Committee. We published the results from the interim superiority analysis from the TRYbeCA-1 trial on February 8, 2021 and reported top-line final results on October 25, 2021. The Phase 3 TRYbeCA-1 trial did not meet the primary efficacy endpoint of overall survival (OS). Following these results, while evaluating the potential for further development in pancreatic cancer, we will now focus on our late-stage program in ALL and pursue a path to approval in hypersensitive ALL based on positive results of NOPHO-sponsored Phase 2 trial.

We are also supporting a Phase 1 investigator-sponsored clinical trial, or IST, which we refer to as the rESPECT trial, evaluating the safety of eryaspase in combination with modified FOLFIRINOX for the treatment of first-line advanced pancreatic cancer patients. The Georgetown Lombardi Comprehensive Cancer Center is the sponsor of this trial. We announced the enrollment of the first patient in this trial in January 2021, and two more patients were enrolled in February 2021, completing the first treatment cohort of three patients. After review of the safety data, the dose escalation committee concluded that no dose-limiting toxicity was observed in the first cohort treated after which the trial was escalated to the next and potentially maximum tolerated dose cohort. In October 2021, after review of the safety data of six additional patients comprising the second treatment cohort, we announced the determination of the maximum tolerated dose. A total of approximately 18 patients is expected to be enrolled in the trial at the maximum tolerated dose level in order to further assess safety and clinical activities. Reporting of final data is expected in the first half of 2022.

We launched a proof-of-concept Phase 2 clinical trial in TNBC in Europe, which we refer to as the TRYbeCA-2 trial, in the fourth quarter of 2018. Following the disappointing results of eryaspase in combination with a gemcitabine-based chemotherapy in the TRYbeCA-1 trial in second-line pancreatic cancer, we have, in consultation with the trial’s Steering Committee, decided to stop further enrollment in the TRYbeCA-2 trial. The results from the patients enrolled in the TRYbeCA-2 trial to date are expected to be reported in the first half of 2022.

In addition to the encapsulation of L-asparaginase, we believe that our ERYCAPS platform has broad potential application and can be used to encapsulate a wide range of therapeutic agents for which long-circulating therapeutic activity or rapid and specific targeting is desired. For example, we developed erymethionase, a preclinical product candidate which encapsulates methionine-g-lyase in RBCs and is designed to target the amino acid metabolism of cancer cells and induce tumor starvation. We intend to continue to work on the development of erymethionase as well as potential other therapeutic strategies based on methionine depletion, depending on financial resources and business strategy. We have also developed two preclinical programs aimed at maximizing the value creation potential of our ERYCAPS program, which we believe may result in attractive partnering opportunities: enzyme replacement and immune modulation. As part of our value creation strategy, in June 2019, we entered into a collaboration with SQZ Biotechnologies, a cell therapy company developing novel treatments in multiple therapeutic areas, to focus on the development of novel red blood cell-based therapeutics for the treatment of immuno-oncology and tolerance induction.

Our Strategy

Our mission is to help patients live better, longer. Our vision is to be the leader in red blood-cell based therapeutics to treat severe forms of cancer and orphan diseases. The key elements of our strategy to achieve this goal include the following:

Develop eryaspase for the treatment of oncology indications

Based on the results of scientific publications and preclinical studies, as well as our clinical trials to date, we believe that targeting the asparagine metabolism of cancer cells could potentially slow down or halt the growth of different tumor types. Based on these results, we are conducting clinical trials and are planning to seek regulatory authorizations for eryaspase for the treatment of certain selected oncology indications. Current development tracks are in:

•

ALL: Following positive results in December 2020 of the Phase 2 clinical trial initiated and sponsored by NOPHO, we are currently evaluating the possibility of pursuing regulatory approval in the United States based on this Phase 2 trial and previous trials conducted in ALL. In June 2021, we met with the FDA to discuss a potential BLA submission. Based on the discussions and the totality of the information available to date, we believe our regulatory package can potentially support an approval of eryaspase in hypersensitive ALL patients. Pending successful completion of remaining steps, we anticipate filing a BLA in the first quarter of 2022.

•

TNBC: We continue our Phase 2 proof-of-concept clinical trial initiated in Europe in the fourth quarter of 2018. The results from the patients enrolled in the TRYbeCA-2 trial to date are expected to be reported in the first half of 2022.

Leverage our ERYCAPS platform to develop additional innovative and novel red blood-cell based therapeutics targeting cancer and orphan diseases

In addition to encapsulating L-asparaginase, the active ingredient in eryaspase, we plan to leverage the broad applicability of our ERYCAPS platform to develop additional product candidates that use other therapeutic drug substances. We developed at a preclinical stage erymethionase, methionine-g-yase, or MGL, encapsulated in RBCs, to target methionine-dependent cancer cells and induce tumor starvation. We intend to continue to work on the development of our methionine depletion program in the future, subject to future financial resources and business strategy, but are not currently devoting significant financial resources due to other strategic priorities. We are also evaluating other cancer metabolism targeting enzymes such as arginine-deiminase. In addition to our developments in cancer metabolism, we are also evaluating other therapeutic approaches such as cancer immunotherapy and enzyme replacement therapies for metabolic diseases in view of potentially establishing partnering options. To support this strategy, we intend to continue to seek robust worldwide intellectual property protection for our ERYCAPS platform and our resulting product candidates.

Execute on research and development and commercialization opportunities that maximize the value of our proprietary ERYCAPS platform

We seek to maximize shareholder value from our proprietary ERYCAPS platform technology through a combination of in-house development and well-selected partnering opportunities in development and commercialization. In some instances, we may elect to continue development and commercialization activities through the expansion of our in-house capabilities, but we will also evaluate and pursue collaborative arrangements with third parties for the development and distribution of our product candidates for specified indications and in specified territories where appropriate. For example, in June 2019, we entered into a collaboration with SQZ Biotechnologies for the immune modulation program. We may also explore co-development or out-licenses of our platform technology to third parties and the creation of spin-out companies. As we move our product candidates through development toward regulatory approval in the United States and Europe, we will evaluate several options for each product candidate’s commercialization strategy. These options include building our own internal sales force and distribution units or entering into collaborations with third parties for the distribution and marketing of approved products.

Our Pipeline

Recent Developments

Cash as of September 30, 2021

As of September 30, 2021, we had cash and cash equivalents of €38.0 million, or $44.0 million (based on the noon buying rate of the Federal Reserve Bank of New York of €1.00 to $1.1577 on September 30, 2021). The information above is based on preliminary unaudited information and management estimates as of September 30, 2021, is not a comprehensive statement of our financial results nor predictive of our results for the year ending December 31, 2021, and is subject to completion of our financial closing procedures. Our independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.

OCABSA Agreement

On June 24, 2020, we entered into an agreement, which we refer to as the OCABSA Agreement, with Luxembourg-based European High Growth Opportunities Securitization Fund, represented by its asset manager European High Growth Opportunities Manco SA, pursuant to which we may issue 1,200 convertible notes (bons d’émission), or BEOCABSA, that give the holder the right to receive new and/or existing ordinary shares with warrants attached, or OCABSA. Under the OCABSA Agreement, we may raise up to €60 million in the aggregate from the exercise of such convertible notes, subject to the regulatory limit of 20% dilution.

As of December 14, 2021, we have issued nine tranches of €3.0 million of BEOCABSA (on July 6, 2020, August 24, 2020, November 17, 2020, December 7, 2020, December 22, 2020, March 2, 2021, May 19, 2021, July 22, 2021 and August 24, 2021), for a total amount of €27.0 million, all of which BEOCABSA have been converted into ordinary shares and no warrants have been exercised.

Accordingly, we may issue additional tranches of BEOCABSA up to a maximum of €33.0 million until June 2022, subject to the limit of 20% dilution. There is no guarantee that we will be able to raise this maximum amount, or any amount, and our ability to issue additional tranches of BEOCABSA depends on a number of factors and conditions beyond our control.

Corporate Information

Our legal and commercial name is ERYTECH Pharma S.A. We were incorporated as a société par actions simplifiée, or S.A.S., under the laws of the French Republic on October 26, 2004 and became a société anonyme, or S.A., on September 29, 2005. We are registered at the Register of Commerce and Companies of Lyon (Registre du commerce et des sociétés) under the number 479 560 013. In April 2014, we incorporated our wholly-owned U.S. subsidiary, ERYTECH Pharma, Inc. Our ordinary shares are listed on Euronext Paris under the ticker symbol “ERYP” and our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.”

Our principal executive offices are located at 60 Avenue Rockefeller, 69008 Lyon, France. Our telephone number at our principal executive offices is +33 4 78 74 44 38. Our agent for service of process in the United States is ERYTECH Pharma, Inc. Our website address is www.erytech.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited herein is not part of this prospectus. The U.S. Securities and Exchange Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as ERYTECH, that file electronically with the SEC.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•

to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until December 31, 2022 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

THE OFFERING

Units offered by us	769,608 Units, with each Unit consisting of four ADSs and three warrants, each to purchase one ordinary share.

Offering price per Unit	$10.20 (€9.04) per Unit corresponding to $2.55 (€2.26) per ADS and associated 0.75 warrant.

Description of warrants offered by us in this offering	Each warrant will have an exercise price of €2.83 ($3.19) per ordinary share into which such warrant is exercisable, will be immediately exercisable upon issuance and will expire on the second anniversary of the date of issuance, subject to certain exceptions. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the warrants.

Ordinary shares to be outstanding after this offering	29,517,387 ordinary shares (including ordinary shares represented by ADSs).

Purchaser restriction	Under the authority granted by our shareholders to conduct the offering, the securities that we are offering may only be purchased initially by (i) natural and legal persons, including companies, trusts, investment funds or other investment vehicles regardless of their form, organized under French or foreign law, that regularly invest in the pharmaceutical, biotechnological or medical technology sector and/or (ii) companies, institutions or entities of any type, French or foreign, that exercise a significant part of their business in the pharmaceutical, cosmetic, chemical or medical devices and/or technologies sectors or in research in these sectors. In order to purchase securities in the offering, you will be required to execute and provide to the underwriters an investor letter representing that you satisfy the foregoing investor criteria.

The ADSs	Each ADS represents one ordinary share, nominal value €0.10 per share. You will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and all holders and beneficial owners of ADSs issued thereunder. To better understand the terms of the ADSs, you should carefully read the section in this prospectus supplement and the accompanying prospectus titled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Depositary	The Bank of New York Mellon

Settlement cycle	Settlement for sales of the Units will occur up to the fourth business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. Under Rule 15c6-1 of the Exchange Act, trades generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise.

Use of proceeds	We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund pre-commercialization activities in anticipation of the potential approval of eryaspase for the treatment of ALL in the United States and for working capital and other general corporate purposes. See the section of this prospectus supplement titled “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Global Select Market trading symbol	ADSs representing our ordinary shares are listed on the Nasdaq Global Market under the symbol “ERYP.” There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to list the warrants on the Nasdaq Global Select Market, Euronext Paris or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Euronext Paris trading symbol	Our ordinary shares are traded on the Euronext Paris under the symbol “ERYP.”

The number of ordinary shares that will be outstanding after this offering is based on 26,438,955 ordinary shares outstanding as of June 30, 2021 and excludes the following:

•

2,220,859 ordinary shares issuable upon the exercise of founder’s share warrants (BSPCE), share purchase warrants (BSA), free shares and stock options granted but not exercised as of June 30, 2021 at a weighted average exercise price of €9.24 ($10.94) per ordinary share based on the exchange rate in effect as of June 30, 2021 (this weighted average exercise price does not include the 695,598 ordinary shares issuable upon the vesting of outstanding free shares that may be issued for free with no exercise price paid);

•	1,484,567 ordinary shares issued after June 30, 2021 in connection with the conversion of convertible notes (BEOCABSA);

•

235,690 ordinary shares issuable upon exercise of warrants issued in connection with convertible notes (OCABSA) issued before June 30, 2021 and 67,340 ordinary shares issuable upon exercise of warrants issued in connection with convertible notes (OCABSA) issued after June 30, 2021;

•

ordinary shares that may be issued from time to time upon conversion of convertible notes (BEOCABSA) issued after the date of this prospectus supplement or upon exercise of share warrants that may be issued with such convertible notes (OCABSA);

•	3,103,449 ordinary shares issuable upon exercise of warrants issued in connection with a registered direct offering in May 2021;

•	900,000 ordinary shares reserved for future issuance under our share-based compensation plans and other delegations of authority from our shareholders as of June 30, 2021; and

•

20,000,000 ordinary shares reserved pursuant to a delegation of authority from our shareholders for share capital increases by us through rights issuances and public or private offerings, including through our existing at-the-market offering program, as of June 30, 2021.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of outstanding options and warrants and no exercise of the warrants to be issued and sold in this offering.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated historical financial data. We derived the summary consolidated statement of income (loss) data for the years ended December 31, 2018, 2019 and 2020 and the summary consolidated statement of financial position data as of December 31, 2020 from our audited consolidated financial statements incorporated by reference into this prospectus supplement. Our audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. We derived the summary consolidated statement of income (loss) data for the six months ended June 30, 2020 and 2021 and the consolidated statement of financial position data as of June 30, 2021 from our unaudited interim condensed consolidated financial statements incorporated by reference into this prospectus supplement. The unaudited consolidated financial statements were prepared in accordance with IAS 34, Interim Financial Reporting, the standard of IFRS applicable to interim financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future, and our results for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full fiscal year. The following information should be read in conjunction with our audited consolidated financial statements and related notes, as well as the information under the captions “Item 5. Operating and Financial Review and Prospects” appearing in our Annual Report on Form 20-F for the year ended December 31, 2020 which is incorporated by reference herein. For more details on how you can obtain our reports and other information filed with the SEC, you should read the section of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information.”

Consolidated Statement of Income (Loss) Data (in thousands, except share and per share data):

	YEAR ENDED DECEMBER 31,				SIX MONTHS ENDED JUNE 30,
	2018	2019	2020		2020	2021
	Euro	Euro	Euro	US$ (1)	Euro	Euro	US$ (2)
Revenues	—	—	—	—	—	—	—
Other income	4,447	5,283	3,718	4,547	1,849	2,270	2,689

Operating income	4,447	5,283	3,718	4,547	1,849	2,270	2,689

Operating expenses:							—
Research and development	(33,468)	(52,193)	(57,580)	(70,420)	(28,846)	(23,209)	(27,498)
General and administrative	(14,600)	(17,164)	(14,970)	(18,308)	(8,372)	(8,027)	(9,510)

Operating expenses	(48,068)	(69,357)	(72,550)	(88,728)	(37,218)	(31,236)	(37,008)

Operating loss	(43,621)	(64,074)	(68,832)	(84,182)	(35,369)	(28,966)	(34,319)

Financial income (loss)	5,399	1,414	(4,465)	(5,461)	407	1,016	1,204
Income tax	(2)	1	(3)	(4)	—	(2)	(2)

Net loss	(38,224)	(62,659)	(73,300)	(89,646)	(34,962)	(27,952)	(33,118)

Basic and diluted loss per share	(2.13)	(3.49)	(3.99)	(4.88)	(1.95)	(1.22)	(1.45)
Weighted number of shares used for computing basic and diluted loss per share (3)	17,937,481	17,937,535	18,386,587	18,386,587	17,942,117	22,842,857	22,842,857

(1)	Translated solely for convenience into dollars at the noon buying rate of the Federal Reserve Bank of New York of €1.00 = $1.2230 at December 31, 2020.
(2)	Translated solely for convenience into dollars at the noon buying rate of the Federal Reserve Bank of New York of €1.00 = $1.1848 at June 30, 2021.
(3)	This number represents the average weighted number of shares in circulation during the relevant fiscal year.

Consolidated Statement of Financial Position Data (in thousands):

	AS OF JUNE 30, 2021
	EURO	US$ (1)
Cash and cash equivalents	46,323	54,883
Total assets	83,808	99,296
Total shareholders’ equity	36,362	43,082
Total liabilities	47,446	56,214

(1)	Translated solely for convenience into dollars at the noon buying rate of the Federal Reserve Bank of New York of €1.00 = $1.1848 at June 30, 2021.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from Part I, Item 3.D. of our most recent Annual Report on Form 20-F and the other information contained in this prospectus supplement and the accompanying prospectus, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Risks Related to This Offering

If you purchase Units in this offering, you will experience substantial and immediate dilution.

If you purchase Units in this offering, you will experience substantial and immediate dilution of $0.88 per ADS in the net tangible book value per ADS as of June 30, 2021 after giving effect to this offering because the price that you pay will be substantially greater than the net tangible book value per ADS that you acquire. This dilution is due in large part to the fact that certain of our earlier investors paid substantially less than the public offering price when they purchased their ordinary shares or ADSs. You will experience additional dilution upon exercise of any outstanding options or warrants to purchase ordinary shares under our equity incentive plans, upon exercise of outstanding warrants issued in our registered direct offering completed in May 2021, upon conversion of outstanding convertible notes (BEOCABSA) or exercise of warrants issued in connection with convertible notes (OCABSA), upon our issuance of free shares to our employees under our equity incentive plans or otherwise upon issuance of additional ordinary shares or ADSs below the public offering price. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”

We have broad discretion in the use of the net proceeds from this offering and may use them in ways with which you do not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds that we receive from this offering. We may spend or invest these proceeds in a way with which our shareholders and ADS holders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, we expect to finance our cash needs through a combination of equity offerings, debt financing, collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Future sales, or the possibility of future sales, of a substantial number of our ADSs or ordinary shares could adversely affect the price of our ADSs.

As of June 30, 2021, 26,438,955 ordinary shares (including ordinary shares represented by ADSs) were issued and outstanding. Sales of a substantial number of shares of our ordinary shares or ADSs in the public market, or the perception that these sales might occur, could depress the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities. A substantial number of our shares are now generally freely tradable, subject, in the case of sales by our affiliates, to the volume limitations and other provisions of Rule 144 under the Securities Act. If holders of these shares sell, or indicate an intent to sell, substantial amounts of our securities in the public market, the trading price of our securities could decline significantly.

We have also filed a registration statement with the SEC to register the ordinary shares (including ordinary shares in the form of ADSs) that may be issued under our equity incentive plans. The ordinary shares subject to outstanding options under our equity incentive plans, ordinary shares reserved for future issuance under our equity incentive plans and ordinary shares subject to outstanding warrants will become eligible for sale in the public market in the future, subject to certain legal and contractual limitations. Sales of a large number of the shares issued under these plans in the public market could have an adverse effect on the market price of our securities.

There is no public market for the warrants being offered by us in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.

The warrants are speculative in nature.

The warrants only represent the right to acquire ordinary shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire ordinary shares at an exercise price of €2.83 per ordinary share into which such warrants are exercisable, subject to certain adjustments, prior to the second anniversary of the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the ordinary shares will ever equal or exceed the exercise price of the warrants, and consequently, it may not ever be profitable for holders of the warrants to exercise the warrants.

Holders of our warrants will have no rights as shareholders until they acquire our ordinary shares.

Until investors acquire ordinary shares upon exercise of the warrants, they will have no rights with respect to our ordinary shares. Upon exercise of the warrants, holders will be entitled to exercise the rights of a holder of our ordinary shares only as to matters for which the record date occurs after the exercise date.

The warrants may have an adverse effect on the market price of our securities and make it more difficult to effect a business combination.

We will be issuing warrants to purchase our ordinary shares as part of this offering. To the extent we issue ordinary shares to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of sale, of the ordinary shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the warrants are exercised, you may experience dilution to your holdings.

U.S. investors may have difficulty enforcing civil liabilities against our company and directors and senior management.

Certain members of our board of directors and senior management are non-residents of the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible to serve process on such persons or us in the United States or to enforce judgments obtained in U.S. courts against them or us based on civil liability provisions of the securities laws of the United States.

Additionally, it may be difficult to assert U.S. securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a U.S. securities law claim because foreign courts may not be the most appropriate forums in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides. In particular, there is some doubt as to whether French courts would recognize and enforce certain civil liabilities under U.S. securities laws in original actions or judgments of U.S. courts based upon these civil liability provisions. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in France. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered but is intended to punish the defendant. French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action may be borne by the relevant shareholder or the group of shareholders.

The enforceability of any judgment in France will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and France do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

U.S. holders of our ADSs or ordinary shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

Based on the composition of our gross income, assets, activities, market capitalization in 2020 and the nature of our business we do not believe that we were characterized as a passive foreign investment company, or PFIC, for our taxable year ended December 31, 2020. Based on the estimated composition of our gross income, assets and activities for our taxable year ending December 31, 2021, we believe that we may be classified as a PFIC for our taxable year ending December 31, 2021. However, because our PFIC status is subject to a number of uncertainties and the applicable law is subject to varying interpretation, neither we nor our tax advisors can provide any assurances with respect to our PFIC status for the prior, current, or any future taxable year. Moreover, because the calculation of the value of our assets may be based in part on the value of our ADSs, the value of which may fluctuate considerably, our PFIC status may change from year to year and is difficult to predict. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year and we have not yet made a final determination as to our expected PFIC status for the current year. Our status as a PFIC will depend on the composition of our income (including whether we receive certain grants or subsidies and whether such amounts and reimbursements of certain refundable research tax credits will constitute gross income for purposes of the PFIC income test) and the composition and value of our assets, which may be determined in large part by reference to the market value of the ADSs and our ordinary shares, which may be volatile, from time to time. Our status may also depend, in part, on how quickly we utilize the cash proceeds from this offering in our business. Our U.S. counsel expresses no opinion regarding our conclusions or our expectations regarding our PFIC status.

Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets (determined based on a quarterly weighted average) is attributable to assets that produce passive income or are held for the production of passive income, generally including cash, we will be characterized as a PFIC for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. If we are characterized as a PFIC, U.S. holders of the ADSs may suffer adverse tax consequences, including having gains realized on the sale of the ADSs treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on the ADSs by individuals who are U.S. holders, and having interest charges apply to distributions by us and the proceeds of sales of the ADSs. However, some of the adverse tax consequences may be mitigated by making certain elections. See “Material Income Tax Considerations—Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Considerations.”

If a U.S. holder is treated as owning at least 10% of our ADSs or ordinary shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. holder (as defined below under “Material Income Tax Considerations”) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ADSs or ordinary shares, such U.S. holder will be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any). Because our group includes at least one U.S. subsidiary (ERYTECH Pharma, Inc.), if we were to form or acquire any non-U.S. subsidiaries in the future, they would be treated as controlled foreign corporations. A United States shareholder of a controlled foreign corporation would be required to annually report and include in its U.S. taxable income its pro rata share of “subpart F income,” “global intangible low-taxed income” and investments in U.S. property by the controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. We cannot provide any assurances that we will assist investors in determining whether any non-U.S. subsidiaries that we may form or acquire in the future would be treated as a controlled foreign corporation or whether such investor would be treated as a United States shareholder with respect to any of such controlled foreign corporations. Further, we cannot provide any assurances that we will furnish to any United States shareholder the information that may be necessary to comply with the reporting and tax paying obligations discussed above. Failure to comply with these reporting and tax paying obligations may subject you to significant monetary penalties and may prevent the statute of limitations with respect to your U.S. federal income tax return for the year for which reporting was due from starting. U.S. holders should consult their tax advisors regarding the potential application of these rules to their investment in our ADSs or ordinary shares.

Future changes to tax laws could materially adversely affect our company and reduce net returns to our shareholders.

Our tax treatment is subject to the enactment of, or changes in, tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which we operate, including those related to the U.S. federal income tax laws, the Organization for Economic Co-Operation and Development’s Base Erosion and Profit Shifting Project, the European Commission’s state aid investigations and other initiatives. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices, could affect our financial position and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders, and increase the complexity, burden and cost of tax compliance.

Tax authorities may disagree with our positions and conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.

A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, the U.S. Internal Revenue Service or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.

For U.S. tax purposes, our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the U.S. Internal Revenue Code, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating loss carryforwards, or NOLs, to offset future taxable income. We have not performed a detailed analysis to determine whether an ownership change under Section 382 of the Code has occurred after each of our previous issuances of ordinary shares. In addition, if we underwent an ownership change in the past, our ability to utilize NOLs could be limited by Section 382 of the Code. Future changes in our share ownership, some of which are outside of our control, could result in an ownership change under Section 382 of the Code. Furthermore, our ability to utilize NOLs of companies that we may acquire in the future may be subject to limitations. As a result, even if we attain profitability, we may be unable to use a material portion of our NOLs and other tax attributes, which could negatively impact our future cash flows.

The biotechnology industry has been included in the list of critical technologies subject to foreign investment control procedure in France, which may limit the ability to certain non-French investors to participate in this or any other offering of our securities.

As a result of the implementation of Regulation (EU) 2019/452 of the European Parliament and of the Council of March 19, 2019, which established a framework for the screening of foreign direct investments into the European Union, the list of sectors of activity which are subject to a control by the French authorities has been extended to cover foreign investments in additional economic sectors. Prior authorization of the Minister of Economy is required for investments in: (i) businesses participating, even occasionally, under the exercise of French public authority, (ii) businesses that would be liable to negatively impact public order, public security or the national defense interest, and (iii) businesses focused on research, production or trade of arms, ammunition, gunpowder and explosive substances.

A foreign direct investment will require authorization where (i) there is an acquisition of control, under article L.233-3 of the French Commercial Code, of an entity subject to French law, (ii) there is the acquisition of all or part of a branch of activity of an entity subject to French law, (iii) a party crosses directly or indirectly, and acting alone or in concert, the 25% voting rights threshold of an entity subject to French law.

The French government has adapted the foreign investment control procedure in France within the context of the ongoing COVID-19 pandemic in two ways: (i) the inclusion, by a Ministerial order (arrêté) of April 27, 2020, of biotechnologies in the list of critical technologies and (ii) the addition, by a Decree (décret) of July 22, 2020, as amended by Decree n°2020-1729 of December 28, 2020, of the threshold of 10% of voting rights of a company subject to French law whose securities are listed on a stock exchange as triggering the control procedure.

The Decree of July 22, 2020, as amended by the Decree of December 28, 2020, currently provides that this new 10% threshold will be effective until December 31, 2021, and there is a fast-track review procedure for foreign investments exceeding this threshold.

If an investment in the company subject to prior authorization occurs without this authorization having been granted, the Minister will be able to order the investor, subject to a fine for non-performance, to: (i) file an authorization application, (ii) unwind the unauthorized investment, or (iii) amend the investment. Additionally, if he considers that the conditions for the authorization have not been met, the Minister may also revoke the authorization or order the investor, subject to a fine for non-performance, to comply with the authorization. In both cases, the Minister may also take provisional measures.

Furthermore, an investor who has carried out a transaction without prior authorization or has not complied with the orders or measures set by the French Minister of Economy will be liable to a fine of up to the greater of the following amounts: (i) twice the amount of the unauthorized investment, (ii) 10% of the turnover (excluding taxes) of the company, (iii) five million euros for legal entities, and (iv) one million euros for individuals.

Inclusion of biotechnologies in the list of critical technologies subject to foreign investment control procedure may discourage foreign investment in our securities and could therefore limit our access to foreign sources of funding. If investors interested in participating in this offering have not or are unable to obtain such authorization, their investment may be unwound, they be subject to additional fees or penalties, or both.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 769,608 Units in this offering will be approximately $6.8 million, after deducting the placement agent’s fees and estimated offering expenses payable by us, excluding any proceeds we may receive upon exercise of the warrants being offered. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

As of September 30, 2021, we had cash and cash equivalents of €38.0 million, or $44.0 million (based on the noon buying rate of the Federal Reserve Bank of New York of €1.00 to $1.1577 on September 30, 2021). Without giving effect to the net proceeds from this offering, we believe that our existing cash and cash equivalents will be sufficient to fund our operations into the second quarter of 2022.

After collection of the net proceeds from this offering (which are expected to be $6.8 million), we believe we will be able to fund the continuation of our operations until the second half of 2022. As a result, we will not have sufficient net working capital to meet our obligations and operating cash requirements for the next twelve months.

Moreover, we have implemented cash preservation measures following the negative results of TRYbeCA-1. Coupled with the potential continued use of the current financing agreement in the form of convertible notes (which is referred to as the OCABSA agreement) for an amount of approximately €8.5 million, which would result in additional dilution of 15% based on the trading price of our ordinary shares as of December 13, 2021, we believe that such measures would enable us to fund our operations until the third quarter of 2022 before taking into account the net proceeds from this offering and until the fourth quarter of 2022 after collection of the net proceeds from this offering.

The €6.5 million expected to be collected in the event of exercise in full of the Warrants would enable us to fund our operations until the first quarter of 2023.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund pre-commercialization activities in anticipation of the potential approval of eryaspase for the treatment of ALL in the United States and for working capital and other general corporate purposes.

We will need to raise additional capital in the future in order to develop and commercialize eryaspase, including any potential future trials that may be required by regulatory authorities, and to continue to discover and develop our other product candidates based on our ERYCAPS platform.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from pre-clinical studies and any ongoing clinical trials or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary technologies, products or assets. However, we have no current plans, commitments or obligations to do so.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021 on:

•	an actual basis;

•

a pro forma basis to reflect the issuance of €6.0 million of BEOCABSA under the OCABSA Agreement subsequent to June 30, 2021, and the full conversion of such BEOCABSA into 1,484,567 ordinary shares subsequent to June 30, 2021; and

•

a pro forma as adjusted basis to reflect our issuance and sale of 769,608 Units in this offering at the offering price of $10.20 per Unit, after deducting placement agent fees and estimated offering expenses payable by us.

You should read this table in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

	AS OF JUNE 30, 2021
	ACTUAL	PRO FORMA	PRO FORMA AS ADJUSTED
	(in thousands)
Cash and cash equivalents	€46,323	€46,323	€52,083

Bank loans	10,111	10,111	10,111
Conditional advances	4,487	4,487	4,487
Convertible notes	46	—	—
Other, including derivative liabilities	109	109	109
Lease liabilities	10,547	10,547	10,547

Total debt	25,300	25,254	25,254

Equity attributable to shareholders:
Ordinary shares, €0.10 nominal value: 26,438,955 shares issued and outstanding, actual; 27,923,522 shares issued and outstanding, pro forma; 31,001,954 shares issued and outstanding, pro forma as adjusted	2,644	2,792	3,100
Premiums related to share capital	86,209	91,811	97,256
Reserves	(26,130)	(26,130)	(26,130)
Translation reserve	1,591	1,591	1,591
Net loss for the period	(27,952)	(27,952)	(27,952)

Total shareholders’ equity	36,362	42,112	47,864

Total capitalization	€61,662	€67,366	€73,118

The tables and calculations above are based on 26,438,955 ordinary shares outstanding as of June 30, 2021, but excludes the ordinary shares issuable upon exercise of the warrants being offered by us in this offering, and also excludes the following:

•

2,220,859 ordinary shares issuable upon the exercise of founder’s share warrants (BSPCE), share purchase warrants (BSA), free shares and stock options granted but not exercised as of June 30, 2021 at a weighted average exercise price of €9.24 ($10.94) per ordinary share based on the exchange rate in effect as of June 30, 2021 (this weighted average exercise price does not include the 695,598 ordinary shares issuable upon the vesting of outstanding free shares that may be issued for free with no exercise price paid);

•

235,690 ordinary shares issuable upon exercise of warrants issued in connection with convertible notes (OCABSA) issued before June 30, 2021 and 67,340 ordinary shares issuable upon exercise of warrants issued in connection with convertible notes (OCABSA) issued after June 30, 2021;

•

ordinary shares that may be issued from time to time upon conversion of convertible notes (BEOCABSA) issued after the date of this prospectus supplement or upon exercise of share warrants that may be issued with such convertible notes (OCABSA);

•	3,103,449 ordinary shares issuable upon exercise of warrants issued in connection with a registered direct offering in May 2021;

•	900,000 ordinary shares reserved for future issuance under our share-based compensation plans and other delegations of authority from our shareholders as of June 30, 2021; and

•

20,000,000 ordinary shares reserved pursuant to a delegation of authority from our shareholders for share capital increases by us through rights issuances and public or private offerings, including through our existing at-the-market offering program, as of June 30, 2021.

DILUTION

If you invest in our Units in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per ordinary share and our as adjusted net tangible book value per ordinary share after this offering. Our net tangible book value as of June 30, 2021 was €35.8 million ($42.4 million), or €1.35 per ordinary share and ADS (equivalent to $1.60 per ordinary share and ADS, based on the exchange rate in effect as of June 30, 2021). Net tangible book value per ordinary share and ADS is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) the number of ordinary shares (including in the form of ADSs) outstanding as of June 30, 2021, or 26,438,955 ordinary shares (including in the form of ADSs).

After giving effect to the sale of 769,608 Units in this offering at the offering price of $10.20 per Unit and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value at June 30, 2021 would have been €41.5 million, or €1.41 per ordinary share and ADS, equivalent to $1.67 per ordinary share and per ADS. This represents an immediate increase in net tangible book value of $0.06 per ordinary share and ADS to existing shareholders and immediate decrease in net tangible book value of $0.88 per ordinary share and ADS to new investor purchasing Units in this offering.

The following table illustrates this dilution to new investor on a per ordinary share (or per ordinary share represented by each ADS) basis:

Offering price per ordinary share (or per ordinary share represented by each ADS) and accompanying 0.75 warrant comprising the Units offered hereby		$2.55
Historical net tangible book value per ordinary share as of June 30, 2021	$1.60
Increase in net tangible book value per ordinary share attributable to new investor participating in this offering	$0.06

As adjusted net tangible book value per ordinary share after this offering		$1.67

Decrease in net tangible book value per ADSs to new investor participating in this offering		$0.88

The tables and calculations above are based on 26,438,955 ordinary shares outstanding as of June 30, 2021, but excludes the ordinary shares issuable upon exercise of the warrants being offered by us in this offering, and also excludes the following:

•

2,220,859 ordinary shares issuable upon the exercise of founder’s share warrants (BSPCE), share purchase warrants (BSA), free shares and stock options granted but not exercised as of June 30, 2021 at a weighted average exercise price of €9.24 ($10.94) per ordinary share based on the exchange rate in effect as of June 30, 2021 (this weighted average exercise price does not include the 695,598 ordinary shares issuable upon the vesting of outstanding free shares that may be issued for free with no exercise price paid);

•	1,484,567 ordinary shares issued after June 30, 2021 in connection with the conversion of convertible notes (BEOCABSA);

•

235,690 ordinary shares issuable upon exercise of warrants issued in connection with convertible notes (OCABSA) issued before June 30, 2021 and 67,340 ordinary shares issuable upon exercise of warrants issued in connection with convertible notes (OCABSA) issued after June 30, 2021;

•

ordinary shares that may be issued from time to time upon conversion of convertible notes (BEOCABSA) issued after the date of this prospectus supplement or upon exercise of share warrants that may be issued with such convertible notes (OCABSA);

•	3,103,449 ordinary shares issuable upon exercise of warrants issued in connection with a registered direct offering in May 2021;

•	900,000 ordinary shares reserved for future issuance under our share-based compensation plans and other delegations of authority from our shareholders as of June 30, 2021; and

•

20,000,000 ordinary shares reserved pursuant to a delegation of authority from our shareholders for share capital increases by us through rights issuances and public or private offerings, including through our existing at-the-market offering program, as of June 30, 2021.

To the extent that any of these outstanding options or warrants are exercised or we issue additional ADSs or ordinary shares under our equity incentive plans, there will be further dilution to new investors. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to new investors participating in this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following description of our share capital summarizes certain provisions of our bylaws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

We are offering 769,608 Units, with each Unit consisting of four ADSs and three warrants, each to purchase one ordinary share, at an offering price of $10.20 (€9.04) per Unit, corresponding to $2.55 (€2.26) per ADS and associated 0.75 warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities and the ADSs and warrants comprising such Units will be immediately separable and issued separately in this offering.

American Depositary Shares

See “Description of American Depositary Shares” in this prospectus supplement for a description of the material terms of the ADSs.

Ordinary Shares

See “Description of Share Capital—Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares” in the accompanying prospectus for a description of the material terms of our ordinary shares.

Share Capital

As of December 31, 2020, our outstanding share capital consisted of a total of 20,057,562 ordinary shares, with nominal value €0.10 per share. As of June 30, 2021, our outstanding share capital had increased to 26,438,955 ordinary shares. As of December 13, 2021, our outstanding share capital had increased to 27,940,121 ordinary shares. In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each registered share which is held in the name of the same shareholder for at least two years.

Under French law, our bylaws set forth only our issued and outstanding share capital as of the date of the bylaws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding founder’s share warrants and share warrants, as approved by our shareholders and granted by our board of directors.

Reconciliation of the Number of Ordinary Shares Outstanding through December 13, 2021

Shares outstanding at December 31, 2018	17,940,035
Number of ordinary shares issued in connection with the exercise of employee warrants, share options and non-employee warrants	—

Shares outstanding at December 31, 2019	17,940,035
Number of ordinary shares issued in connection with the exercise of founder’s share warrants (BSPCE)	16,080
Number of ordinary shares issued in connection with the conversion of convertible notes	2,094,704
Number of ordinary shares issued in connection with the exercise of employee warrants, share options and non-employee warrants	6,743

Shares outstanding at December 31, 2020	20,057,562
Number of ordinary shares issued in connection with the conversion of convertible note	1,493,320
Number of ordinary shares issued in connection with acquisition of free shares	5,955
Number of ordinary shares issued in connection with ATM Program	744,186
Number of ordinary shares issued in connection with registered direct offering	4,137,932

Shares outstanding at June 30, 2021	26,438,955
Number of ordinary shares issued in connection with the conversion of convertible notes	1,484,567

Number of ordinary shares issued in connection with the definitive acquisition of free shares	16,599

Shares outstanding at December 13, 2021	27,940,121

Shareholder Authorizations Regarding Share Capital

At a combined general meeting of shareholders held on June 25, 2021, our board of directors received the following authorizations from shareholders:

•

delegation of authority to implement a share buyback program within certain agreed-upon financial limits, whereby the Company can buy back up to 5% of the amount of equity capital existing on June 25, 2021;

•	delegation of authority to reduce our share capital by canceling certain treasury shares held by the Company for a period of 26 months from June 25, 2021;

•

delegations of authority to increase our share capital by issuing ordinary shares for the maximum duration permitted under French law (18 to 26 months depending of the delegations) within a maximum aggregate potential dilution of 20,000,000 ordinary shares for which delegations our shareholders waived their preferential subscription rights with respect to all such issuances (except when conducted through rights issues); and

•

delegations of authority to grant warrants (bons de souscription d’actions, or BSAs), free shares (actions gratuites) and/or stock options (options de souscription et/ou d’achat d’actions), to our employees, executive officers and directors and, for the BSAs, to our consultants for the maximum duration permitted under French law (18 to 38 months depending on the delegations) within a maximum aggregate potential dilution of 900,000 ordinary shares to which the BSAs, free shares and stock options issued shall grant, for which delegations our shareholders waived their preferential subscription rights with respect to all such grants.

History of Securities Issuances

From January 1, 2018 through December 13, 2021, the following events have changed the number and classes of our issued and outstanding shares:

•	In July 2020, we issued an aggregate of 125,728 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €6.76 per share.

•	In August 2020, we issued an aggregate of 219,778 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €5.92 per share.

•	In September 2020, we issued an aggregate of 693,969 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €4.97 per share.

•	In October 2020, we issued an aggregate of 86,398 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €4.63 per share.

•	In November 2020, we issued an aggregate of 475,442 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €6.31 per share.

•	In December 2020, we issued an aggregate of 493,389 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €7.30 per share.

•	In January 2021, we issued an aggregate of 336,221 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €7.14 per share.

•

In February 2021, we issued an aggregate of 744,186 ordinary shares in connection with our at-the-market offering program with Cowen and Company, LLC, at a weighted average purchase price of €8.89 per share.

•	In March 2021, we issued an aggregate of 475,970 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €5.99 per share.

•	In April 2021, we issued an aggregate of 26,595 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €5.64 per share.

•

In May 2021, we issued an aggregate of 1,034,483 units, each consisting of four ADSs, each representing one ordinary share, and three warrants, each to purchase one ordinary share, in a registered direct offering at $29.00 per unit.

•	Also in May 2021, we issued an aggregate of 365,844 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €4.65 per share.

•	In June 2021, we issued an aggregate of 288,690 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €4.33 per share.

•	In July 2021, we issued an aggregate of 881,502 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €3.46 per share.

•	In August 2021, we issued an aggregate of 408,590 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €4.89 per share.

•	In September 2021, we issued an aggregate of 194,475 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €2.21 per share.

•	In November 2021, we issued an aggregate of 16,599 ordinary shares in connection with the definitive acquisition of free shares.

•

From January 1, 2018 through December 13, 2021, founder’s share warrants and share warrants were exercised at a weighted average exercise price of €4.39 per share. Pursuant to these exercises and to the definitive grant of 31,773 free shares during this period, we issued an aggregate of 47,853 ordinary shares.

Listing

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.” Our ordinary shares are listed on the regulated market of Euronext Paris under the symbol “ERYP.”

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is The Bank of New York Mellon. Our share register for our ordinary shares is maintained by Société Générale. The share register reflects only record owners of our ordinary shares. Holders of our ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees are the holder of the shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus supplement.

Warrants

The following is a brief summary of certain terms and conditions of the warrants offered in this offering. The following summary is not complete and is subject to, and qualified in its entirety by, the terms and conditions of the warrants. Prospective investors should carefully review the terms and conditions of the warrants, that will be filed as an exhibit to our Current Report on Form 6-K that we expect to file with the SEC on December 16, 2021 for a complete description of the terms and conditions of the warrants.

Form. The warrants will be issued in dematerialised (dématérialisé) bearer form (au porteur). The warrants are freely negotiable and will be detachable from the ordinary shares upon issue. Title to the warrants held by the holders thereof will be established and evidenced in accordance with Article L.211-3 and R.211-1 of the French Monetary and Financial Code by book-entries (inscription en compte). No physical document of title (including certificats représentatifs pursuant to Article R.211-7 of the French Monetary and Financial Code) will be issued with respect to the warrants.

Exercise Price. The exercise price per whole ordinary share purchasable upon exercise of the warrants is €2.83 ($3.19) per ordinary share. The exercise price and/or the number of ordinary shares issuable upon exercise of the warrants will be subject to adjustment from time to time according to mandatory legal requirements imposed by the French Commercial Code and in particular by articles L. 228-98 to L. 228-101 (with the exception of the provisions of Articles L. 228-99 1°) and L. 228-99 2°)) and articles R. 228-90 to R. 228-92 of this Code.

Exercisability. The warrants are exercisable at any time after their original issuance until 5:00 p.m. Paris time on December 20, 20223, subject to any extension of such exercise period as noted below. Each warrant will be exercisable for one ordinary share. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to our registrar and to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise.

Limitations on Exercisability. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% of our outstanding ordinary shares immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to us subject to the terms of the warrants.

Suspension of Exercisability. In the event of a capital increase, absorption, merger, spin-off or issuance of new ordinary or securities giving access to the share capital, or any other financial transaction involving a preferential subscription right or reserving a priority subscription period for the benefit of the our shareholders, we may suspend exercises of the warrants for a period that may not exceed three months or any other period set by the applicable regulations. In the event of any suspension related to (i) an issuance of new ordinary shares or securities giving access to the share capital, or any other financial transaction involving a preferential subscription right or reserving a priority subscription period for the benefit of our shareholders, or (ii) a stock-split or a reverse stock-split, the exercise period shall be automatically extended for the same duration as the period of suspension. Our decision to suspend the ability to exercise the warrants will be published (to the extent that such publication is required under French law or any other form of communication compliant with applicable regulations) in the Bulletin des annonces légales obligatoires and pursuant to the terms and conditions of the warrants.

Adjustments to Exercise Ratio and Exercise Price; Fundamental Transactions. The warrants are considered securities giving access to the share capital of the company within the meaning of Article L. 228-91 et seq. of the French Commercial Code. In accordance with the provisions of Article R. 228-92 of the French Commercial Code, if we decide to issue new ordinary shares or securities giving access to the capital with preferential subscription rights limited to our shareholders, to distribute reserves (in cash or in kind) and share premiums or to change the distribution of our profits by creating preference shares, or to otherwise carry out certain specified transactions, we will inform (as long as the current regulation so requires) the holders of warrants via an announcement in the Bulletin des Annonces Légales Obligatoires and pursuant to the notice terms of the warrants. If our company is absorbed by another company or merges or consolidates with (fusions) one or several other companies to participate in the incorporation of a new entity, or proceeds with a split (scission), the holders of warrants shall exercise their rights in the entity(ies) benefiting from the assets in accordance with the provisions of Article L. 228-101 of the French Commercial Code. Certain specified transactions may result in an adjustment to the exercise ratio and exercise price as specified in the terms and conditions of the warrants.

Fractional Shares. No fractional ordinary shares will be issued upon the exercise of the warrants. Rather, the number of ordinary shares to be issued will be rounded, at the holder’s election, either up (in which case the holder shall pay us an amount equal to the value of the additional fraction of a share) or down (in which case we will make a cash payment to the holder in an amount equal to the product of the exercise price and the remaining fractional share).

Transferability. The warrants will, upon issuance, be inscribed in the books of Euroclear France SA or Euroclear France, which shall credit the accounts of the intermediary institution entitled to hold, directly or indirectly, accounts on behalf of its customers with Euroclear France, and includes the depositary bank for Clearstream Banking, S.A. and Euroclear Bank SA/NV. In accordance with the provisions of Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code, title to the warrants shall be evidenced by entries in the books of such intermediary institutions, and transfer of the warrants may only be effected through registration of the transfer in their books.

Exchange Listing. We do not intend to list the warrants on any securities exchange or nationally recognized trading system. The ADSs representing the ordinary shares issuable upon exercise of the warrants are currently listed on the Nasdaq Capital Market.

Rights as a Stockholder. Under French law, the holders of the warrants, as a collective group, constitute a legal entity, or the Masse, to defend their common interests. The Masse will be governed by the provisions of the French Commercial Code (with the exception of the provisions of Article L.228-48 thereof), subject to the following provisions:

•	The Masse will be a separate legal entity by virtue of Article L.228-103 of the French Commercial Code, acting in part through a representative and in part through a holders’ general meeting

•	The Masse alone, to the exclusion of all individual holders of the warrants, shall exercise the common rights, actions and benefits which now or in the future may accrue with respect to the warrants.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon acts as the depositary for the American Depositary Shares. The Bank of New York Mellon’s depositary offices are located at 240 Greenwich Street, New York, New York 10286. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be evidenced by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Société Générale.

We have appointed The Bank of New York Mellon as depositary pursuant to an amended and restated deposit agreement. A copy of the amended and restated deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-3. You may obtain a copy of the amended and restated deposit agreement from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-259690 when retrieving such copy.

You may hold ADSs either (1) directly (a) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having uncertificated ADSs registered in your name in the Direct Registration System, or DRS, or (2) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in the Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, you will not be treated as one of our shareholders and you will not have shareholder rights. French law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. An amended and restated deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly and indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the amended and restated deposit agreement and the ADRs. In the event of any discrepancy between the ADRs and the amended and restated deposit agreement, the amended and restated deposit agreement governs.

The following is a summary of the material provisions of the amended and restated deposit agreement. For more complete information, you should read the entire amended and restated deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see the section of this prospectus supplement titled “Where You Can Find More Information.” Unless otherwise indicated or the context otherwise requires, references to “you” in this section refer to purchasers of ADSs in this offering.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay or distribute to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. We do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis, and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the amended and restated deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid.

It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes or other governmental charges, together with fees and expenses of the depositary that must be paid, will be deducted. See the section of our most recent Annual Report on Form 20-F titled “Taxation.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Ordinary Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS, or ADSs representing those ordinary shares, and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares, or ADSs representing those shares, sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse unexercised. In that case, you will receive no value for them.

The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another method. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

Neither we nor the depositary are responsible for any failure to determine that it may be lawful or feasible to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or governmental charges payable in connection with such surrender or withdrawal, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian or through a book-entry delivery. Alternatively, at your request, risk and expense, the depositary will, if feasible, deliver the amount of deposited securities represented by the surrendered ADSs for delivery at the depositary’s office or to another address you may specify. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How can ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated ADSs. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of whole deposited ordinary shares your ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of shareholders’ meetings or other solicitations of consents and arrange to deliver our voting materials to you. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

If the depositary timely receives voting instructions for you, it will endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited ordinary shares represented by those ADSs in accordance with such voting instructions set forth in your request. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we timely asked the depositary to solicit your instructions but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary that (1) we wish to receive a proxy, (2) as of the instruction cutoff date we reasonably do not know of any substantial shareholder opposition to the particular question, and (3) the particular question would not be materially adverse to the interests of our shareholders, then the depositary will consider you to have authorized and directed it to give a proxy to a person designated by us to vote the number of deposited securities represented by your ADSs in favor of that question, but only if the question was endorsed by our board of directors.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting enough in advance to withdraw the ordinary shares.

Fees and Expenses

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the amended and restated deposit agreement, the holders of ADSs will be required to pay the following fees:

Persons depositing or withdrawing ordinary shares or ADSs must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•  Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights

•  Cancellation of ADSs for the purpose of withdrawal, including if the amended and restated deposit agreement terminates

$0.05 (or less) per ADS	• Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$0.05 (or less) per ADS per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	• Cable (including SWIFT) and facsimile transmissions as expressly provided in the amended and restated deposit agreement • Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, share transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges payable by the depositary, custodian or their agents in connection with the servicing of deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide for-fee services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the amended and restated deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are affiliates of the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the amended and restated deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the amended and restated deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to holders of ADSs, subject to the depositary’s obligations under the amended and restated deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs registered in your name to reflect the sale and pay you any net proceeds, or send you any property, remaining after it has paid the taxes. Your obligation to pay taxes and indemnify us and the depository against any tax claims will survive the transfer or surrender of your ADSs, the withdrawal of the deposited ordinary shares as well as the termination of the amended and restated deposit agreement.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the amended and restated deposit agreement be amended?

We may agree with the depositary to amend the amended and restated deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges, registration fees, facsimile costs, delivery costs or other such expenses, or that would otherwise prejudice a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the amended and restated deposit agreement as further amended.

How may the amended and restated deposit agreement be terminated?

The depositary will terminate the amended and restated deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the amended and restated deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 60 days. In such case, the depositary must notify you at least 90 days before termination. In addition, the depositary may initiate termination of the amended and restated deposit agreement if (i) we delist our shares from an exchange on which they were listed and do not list the shares on another exchange; (ii) we appear to be insolvent or enter insolvency proceedings; (iii) all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities; (iv) there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or (v) there has been a replacement of deposited securities.

After termination, the depositary and its agents will do the following under the amended and restated deposit agreement but nothing else: collect dividends and other distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the amended and restated deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold.

The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADS holder (until they surrender their ADSs) or give any notices or perform any other duties under the amended and restated deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

The amended and restated deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary to ADS holders. We and the depositary:

•	are only obligated to take the actions specifically set forth in the amended and restated deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the amended and restated deposit agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the amended and restated deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the amended and restated deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the amended and restated deposit agreement;

•	are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the amended and restated deposit agreement on your behalf or on behalf of any other person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.

In the amended and restated deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of any tax or other governmental charges and any stock transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the amended and restated deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or

•	(3) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•

when it is necessary to prohibit withdrawals in order to comply with any U.S. or foreign laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal is not limited by any other provision of the amended and restated deposit agreement.

Direct Registration System

In the amended and restated deposit agreement, all parties to the amended and restated deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the amended and restated deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the amended and restated deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the amended and restated deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Each holder of ADSs will be required to provide certain information, including proof of taxpayer status, residence and beneficial ownership (as applicable), from time to time and in a timely manner as we, the depositary or the custodian may deem necessary or proper to fulfill obligations under applicable law.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the amended and restated deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated December 14, 2021, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our Units pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the placement agency agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our Units in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We have entered into subscription agreements directly with an investor in connection with this offering, and we will only sell our securities offered hereby to investor who have entered into the subscription agreements.

We expect to deliver the ADSs and warrants underlying the Units being offered pursuant to this prospectus supplement and the accompanying prospectus on or about December 20, 2021, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay the placement agent a non-accountable expense allowance of $50,000, an accountable expense allowance of $100,000 and clearing cost of up to $15,950. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $0.3 million.

The following table sets forth the per Unit and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the Unit pursuant to this prospectus supplement and the accompanying prospectus:

	Per Unit	Total
Offering price	$10.20	$7,850,001.60
Placement agent’s fees	$0.71	$549,500.11
Proceeds, before expenses, to us	$9.49	$7,300,501.49

After deducting those fees and expenses due to the placement agent and our other estimated offering expenses, we expect the net proceeds from this offering to be approximately $6.8 million.

Lock-up Restrictions

Pursuant to the placement agency agreement, we have agreed that, for a period of 90 days following the date of this prospectus supplement, we will not issue, enter into an agreement to issue or announce the issuance or proposed issuance of our ADSs, ordinary shares or ordinary shares equivalents, subject to certain exceptions.

Each of our officers and directors have also agreed with the placement agent to be subject to a lock-up period of 90 days following the date of this prospectus supplement. This means that, during the lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any ADSs, ordinary shares or ordinary shares equivalents. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the securities sold by it while acting as principal, might be deemed to be underwriting commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ADSs, ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form  20-F for the fiscal year ended December 31, 2020 and in our Reports on Form 6-K incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2020.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of France. A majority of our directors are citizens and residents of the United States, the remaining are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgement was rendered by a court having jurisdiction over the matter (the condition will be met if the dispute is sufficiently connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene international public order and French public policy, both pertaining to the merits and the procedure, including due process and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court and which has become effective in France in the same matter and which has become effective in France.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages. In particular, the recognition and/or enforcement in France of a judgment rendered by any federal or state court in the United States granting damages exceeding the actual damage, such as punitive or exemplary damages, would be uncertain.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

LEGAL MATTERS

Cooley LLP, Boston, Massachusetts, will be representing us in connection with this offering. Gide Loyrette Nouel A.A.R.P.I. will pass upon the validity of the securities to be offered and certain other matters governed by French law in connection with this offering. The placement agent is being represented by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2020, 2019 and 2018 and for each of the years in the three year period ended December 31, 2020, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 20-F, have been audited by KPMG S.A., independent registered public accounting firm, as stated in their report dated March 8, 2021, which is also incorporated herein by reference from the Company’s Annual Report on Form 20-F. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. KPMG S.A.’s report dated March 8, 2021 refers to the change in Erytech Pharma S.A.’s method of accounting for leases on January 1, 2019, due to the adoption of IFRS 16 “Leases.”

The offices of KPMG S.A. are located at Tour Eqho, 2 avenue Gambetta, CS 60055, 92066 Paris la Défense Cedex.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information included in that registration statement.

The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements we file reports with the SEC. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021;

•

our Reports on Form 6-K  furnished to the SEC on May  3, 2021 (including all exhibits thereto), June  29, 2021 (including exhibit 99.1 thereto), September  20, 2021 (including all exhibits thereto), September  21, 2021 (including all exhibits thereto), October  5, 2021 (including exhibit 99.1 thereto), November  16, 2021 (including exhibit 99.1 thereto) and November 30, 2021 (including exhibit 99.1 thereto); and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form  8-A filed with the SEC on November 7, 2017, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to ERYTECH Pharma S.A., 60 Avenue Rockefeller, 69008 Lyon France or by telephone at +33 4 78 74 4438.

You also may access these filings on our website at www.erytech.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

EXPENSES

The following table sets forth the estimated expenses, other than any placement agent fees and expenses, that we expect to incur in connection with this offering.

Legal fees and expenses	$200,000
Accounting fees and expenses	$60,000
Printing expenses	$20,000
Miscellaneous expenses	$30,000

Total	$310,000

PROSPECTUS

$300,000,000

Ordinary Shares

American Depositary Shares representing Ordinary Shares

Warrants to Purchase Ordinary Shares or American Depositary Shares

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $300,000,000 of our ordinary shares, including American Depositary Shares, or ADSs, representing ordinary shares, as well as warrants to purchase ordinary shares or ADSs. These securities may be offered individually or in any combination.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.” On September 20, 2021, the last reported sale price of our ADSs on the Nasdaq Global Select Market was $6.39 per ADS. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which warrants may be sold and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Owning our securities may subject you to tax consequences both in France and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in this prospectus and any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of France, many of our officers and directors and experts named in this prospectus are residents of France or elsewhere outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in combination, in one or more offerings, with a total aggregate offering price of up to $300,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated in this prospectus, “ERYTECH,” “the company,” “our company,” “we,” “us” and “our” refer to ERYTECH Pharma S.A. and its consolidated subsidiary.

In this prospectus, references to “euro” or “€” are to the legal currency of the countries of the European Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America.

i

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a clinical-stage biopharmaceutical company developing innovative therapies for severe forms of cancer and orphan diseases. Leveraging our proprietary ERYCAPS platform, which uses a novel technology to encapsulate therapeutic drug substances inside erythrocytes, or red blood cells, or RBC, we are developing a pipeline of product candidates for patients with high unmet medical needs. Our lead product candidate eryaspase, which we also refer to as GRASPA, targets the metabolism of cancer cells by depriving them of asparagine, an amino acid necessary for their survival and critical in maintaining the cells’ rapid growth rate. We are currently developing eryaspase for the treatment of patients with severe tumors, including pancreatic cancer, acute lymphoblastic leukemia, or ALL, and triple negative breast cancer, or TNBC.

In 2018, we initiated a pivotal Phase 3 clinical trial of eryaspase for the treatment of second-line advanced pancreatic cancer patients. Patient enrollment in this trial, which we refer to as the TRYbeCA-1 trial, began in September 2018 in Europe. The U.S. Food and Drug Administration, or FDA, approved our Investigational New Drug, or IND, application in May 2019, and the TRYbeCA-1 trial opened for patient enrollment in the United States in October 2019. We have obtained clinical trial authorizations in the United States and from 11 European countries and have conducted the clinical trial at close to 90 clinical sites in Europe and in the United States. In April 2020, the FDA granted eryaspase Fast Track Designation as a potential second-line treatment for patients with metastatic pancreatic cancer. Eryaspase has also received orphan drug designation, or ODD, for pancreatic cancer in both the United States and Europe. We completed the patient enrollment in the TRYbeCA-1 trial in January 2021. A total of 512 patients participated in the trial, slightly above the target enrollment of 482 patients. In February 2021, an interim efficacy and safety superiority analysis was performed by an Independent Data Monitoring Committee, or IDMC. We published the results from the interim superiority analysis from the TRYbeCA-1 trial on February 8, 2021. Based on such analysis, the trial is continuing toward a final analysis, which is expected in the fourth quarter of 2021.

We are also supporting a Phase 1 investigator-sponsored clinical trial, or IST, which we refer to as the rESPECT trial, evaluating the safety of eryaspase in combination with modified FOLFIRINOX for the treatment of first-line advanced pancreatic cancer patients. The Georgetown Lombardi Comprehensive Cancer Center is the sponsor of this trial. We announced the enrollment of the first patient in this trial in January 2021, and two more patients were enrolled in February 2021, completing the first treatment cohort of three patients. After review of the safety data, the dose escalation committee concluded that no dose-limiting toxicity was observed in the first cohort treated after which the trial was escalated to the next and potentially maximum tolerated dose cohort. We plan to enroll a total of 18 patients in the trial. The rESPECT IST trial is expected to determine the maximum tolerated dose by the end of 2021.

We launched a proof-of-concept Phase 2 clinical trial in TNBC in Europe, which we refer to as the TRYbeCA-2 trial, in the fourth quarter of 2018. The trial is enrolling patients in three European countries. We expect to report initial (interim) data from the TRYbeCA-2 trial in the first half of 2022.

We are also supporting a Phase 2 clinical trial initiated and sponsored by investigators of the Nordic Society of Pediatric Hematology and Oncology, or NOPHO. This trial is evaluating the safety and pharmacological profile of eryaspase in ALL patients, who developed hypersensitivity reactions to pegylated L-asparaginase. In December 2020, positive results from the trial were presented at the American Society of Hematology 2020 Annual Meeting. The trial was conducted at 21 clinical sites in the Nordic and Baltic countries of Europe and enrolled 55 patients. The primary objective of the trial was enzyme activity of eryaspase. Results from the NOPHO-sponsored Phase 2 clinical trial demonstrated that eryaspase in combination with chemotherapy, administered every two weeks, provides a sustained asparaginase enzyme activity level, and is generally well tolerated with few hypersensitivity reactions. We are in discussions with the FDA to evaluate the possibility of pursuing regulatory approval for eryaspase in the United States in this indication based on this IST Phase 2 clinical trial. In April 2021, we announced that we have requested a pre-BLA meeting to discuss a potential Biologics License Application, or BLA, submission. The pre-BLA meeting took place in June 2021. Based on the discussions and the totality of the information available to date, we believe our regulatory package can potentially support an approval of eryaspase in hypersensitive ALL patients. Pending successful completion of remaining steps, we anticipate filing a BLA in the fourth quarter of 2021. In July 2021, eryaspase was granted Fast Track Designation by the FDA for the treatment of ALL patients who have developed hypersensitivity reactions to E.Coli-derived asparaginase.

In addition to the encapsulation of L-asparaginase, we believe that our ERYCAPS platform has broad potential application and can be used to encapsulate a wide range of therapeutic agents for which long-circulating therapeutic activity or rapid and specific targeting is desired. For example, we developed erymethionase, a preclinical product candidate which encapsulates methionine-g-lyase in RBC and is designed to target the amino acid metabolism of cancer cells and induce tumor starvation. We intend to continue to work on the development of erymethionase as well as potential other therapeutic strategies based on methionine depletion, depending on financial resources and business strategy. We have also developed two preclinical programs aimed at maximizing the value creation potential of our ERYCAPS program, which we believe may result in attractive partnering opportunities: enzyme replacement and immune modulation. As part of our value creation strategy, in June 2019, we entered into a collaboration with SQZ Biotechnologies, a cell therapy company developing novel treatments in multiple therapeutic areas, to focus on the development of novel red blood cell-based therapeutics for the treatment of immuno-oncology and tolerance induction.

Our Pipeline

Corporate Information

Our legal and commercial name is ERYTECH Pharma S.A. We were incorporated as a société par actions simplifiée, or S.A.S., under the laws of the French Republic on October 26, 2004 and became a société anonyme, or S.A., on September 29, 2005. We are registered at the Register of Commerce and Companies of Lyon (Registre du commerce et des sociétés) under the number 479 560 013. In April 2014, we incorporated our wholly-owned U.S. subsidiary, ERYTECH Pharma, Inc. Our ordinary shares are listed on Euronext Paris under the ticker symbol “ERYP” and our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.”

Our principal executive offices are located at 60 Avenue Rockefeller, 69008 Lyon, France. Our telephone number at our principal executive offices is +33 4 78 74 44 38. Our agent for service of process in the United States is ERYTECH Pharma, Inc. Our website address is www.erytech.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited herein is not part of this prospectus. The U.S. Securities and Exchange Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as ERYTECH, that file electronically with the SEC.

“ERYTECH Pharma,” “ERYCAPS,” “GRASPA,” the ERYTECH logo and other trademarks or service marks of ERYTECH Pharma S.A. appearing in this prospectus are the property of ERYTECH Pharma S.A. or our subsidiary, ERYTECH Pharma, Inc. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their right thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•

to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until December 31, 2022 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

We are also a “smaller reporting company” under SEC rules, meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Securities We May Offer

Under this prospectus, we may offer ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in any combination, with a total aggregate offering price of up to $300,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2020 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	our ability to attain, maintain and expand marketing approval for eryaspase, which is known under the trade name GRASPA in Europe and Israel;

•	the initiation, timing, progress and results of our pre-clinical studies and clinical trials;

•	our ability to successfully develop our ERYCAPS platform and advance our pipeline of product candidates;

•

the size and growth potential of the markets for our product candidates, if approved, and the rate and degree of market acceptance of our product candidates, including reimbursement that may be received from payors;

•	the timing of our regulatory filings for our product candidates, along with regulatory developments in the United States, European Union and other foreign countries;

•	our ability to maintain and enter into and successfully complete collaborations and licensing arrangements or to in-license or acquire rights to other products, product candidates or technologies;

•

our reliance on third parties to manufacture and conduct the clinical trials of our lead product candidate, which we refer to as eryaspase or GRASPA, and our other ERYCAPS product candidates, which could limit our commercialization efforts or delay or limit their future development or regulatory approval;

•	our ability to develop sales, commercialization, marketing and manufacturing capabilities and strategy, including future hiring plans;

•	our ability to produce adequate supplies of our product candidates for preclinical and clinical testing and to fulfill our contractual obligations to third-party distributors;

•	the impact of the ongoing COVID-19 pandemic on our business, operations, strategy, goals and anticipated timelines;

•	the effects of increased competition as well as innovations by new and existing competitors in our industry;

•	our ability to obtain funding for our operations and working capital requirements;

•

our ability to maintain, protect and enhance our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	regulatory developments in the United States, Europe and other foreign countries;

•	our ability to attract and retain qualified employees and key personnel;

•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•

our planned level of capital expenditures and our belief that our existing cash, cash equivalents and short- term investments will be sufficient to fund our operating expenses and capital expenditure requirements;

•	the uncertainty of economic conditions in certain countries in Europe and Asia, such as those related to the COVID-19 pandemic, and general economic conditions;

•	whether or not we are classified as a passive foreign investment company for current and future periods; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in combination, as shall have a maximum aggregate offering price of up to $300,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION

The following table presents our total capitalization and cash and cash equivalents as of June 30, 2021. You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus.

As of June 30, 2021
(in thousands)
Cash and cash equivalents	€46,323

Bank loans	€10,111
Conditional advances	4,487
Convertible notes	46
Other, including derivative liabilities	109
Lease liabilities	10,547

Total debt	25,300

Equity attributable to shareholders:
Ordinary shares, €0.10 nominal value per share, 26,438,955 shares issued and outstanding	2,644
Premiums related to share capital	86,209
Reserves	(26,130)
Translation reserve	1,591
Net loss for the period	(27,952)

Total shareholders’ equity	36,362

Total capitalization	€61,662

The outstanding share information as of June 30, 2021 excludes:

•

2,220,859 ordinary shares issuable upon the exercise of founder’s share warrants (BSPCE), share purchase warrants (BSA), free shares and stock options granted but not exercised as of June 30, 2021 at a weighted average exercise price of €9.24 ($10.94) per ordinary share based on the exchange rate in effect as of June 30, 2021 (this weighted average exercise price does not include the 695,598 ordinary shares issuable upon the vesting of outstanding free shares that may be issued for free with no exercise price paid);

•

ordinary shares that may be issued from time to time upon conversion of convertible bonds (OCABSA) issued after June 30, 2021 or upon exercise of share warrants that may be issued with such convertible bonds;

•	3,103,449 ordinary shares issuable upon exercise of warrants issued in connection with a registered direct offering in May 2021;

•	900,000 ordinary shares reserved for future issuance under our share-based compensation plans and other delegations of authority from our shareholders as of June 30, 2021; and

•

20,000,000 ordinary shares reserved pursuant to a delegation of authority from our shareholders for share capital increases by us through rights issuances and public or private offerings, including through our existing at-the-market offering program, as of June 30, 2021.

OFFER AND LISTING DETAILS

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in combination, as shall have a maximum aggregate offering price of up to $300,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

Our ADSs have been listed on the Nasdaq Global Select Market under the symbol “ERYP” since November 10, 2017. Our ordinary shares have been listed on Euronext Paris under the symbol “ERYP” since May 7, 2013. Prior to that date, there was no public trading market for our ADSs or our ordinary shares.

There is currently no public trading market for our warrants.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions, in accordance with applicable law and regulations and existing shareholders delegations of authority, at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

ADSs representing our ordinary shares sold, or reserved for issuance upon the exercise of warrants sold, pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our bylaws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

As of December 31, 2020, our outstanding share capital consisted of a total of 20,057,562 ordinary shares, with nominal value €0.10 per share. As of June 30, 2021, our outstanding share capital had increased to 26,438,955 ordinary shares. As of August 31, 2021, our outstanding share capital had increased to 27,729,047 ordinary shares. In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each registered share which is held in the name of the same shareholder for at least two years.

Under French law, our bylaws set forth only our issued and outstanding share capital as of the date of the bylaws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding founder’s share warrants and share warrants, as approved by our shareholders and granted by our board of directors.

Reconciliation of the Number of Ordinary Shares Outstanding through August 31, 2021

Shares outstanding at December 31, 2018	17,940,035
Number of ordinary shares issued in connection with the exercise of employee warrants, share options and non-employee warrants	—

Shares outstanding at December 31, 2019	17,940,035
Number of ordinary shares issued in connection with the exercise of founder’s share warrants (BSPCE)	16,080
Number of ordinary shares issued in connection with the conversion of convertible notes	2,094,704
Number of ordinary shares issued in connection with the exercise of employee warrants, share options and non-employee warrants	6,743

Shares outstanding at December 31, 2020	20,057,562
Number of ordinary shares issued in connection with the conversion of convertible note	1,493,320
Number of ordinary shares issued in connection with acquisition of free shares	5,955
Number of ordinary shares issued in connection with ATM Program	744,186
Number of ordinary shares issued in connection with registered direct offering	4,137,932

Shares outstanding at June 30, 2021	26,438,955
Number of ordinary shares issued in connection with the conversion of convertible note	1,290,092

Shares outstanding at August 31, 2021	27,729,047

Shareholder Authorizations Regarding Share Capital

At a combined general meeting of shareholders held on June 25, 2021, our board of directors received the following authorizations from shareholders:

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delegation of authority to implement a share buyback program within certain agreed-upon financial limits, whereby the Company can buy back up to 5% of the amount of equity capital existing on June 25, 2021;

•	delegation of authority to reduce our share capital by canceling certain treasury shares held by the Company for a period of 26 months from June 25, 2021;

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delegations of authority to increase our share capital by issuing ordinary shares for the maximum duration permitted under French law (18 to 26 months depending of the delegations) within a maximum aggregate potential dilution of 20,000,000 ordinary shares for which delegations our shareholders waived their preferential subscription rights with respect to all such issuances (except when conducted through rights issues); and

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delegations of authority to grant warrants (bons de souscription d’actions, or BSAs), free shares (actions gratuites) and/or stock options (options de souscription et/ou d’achat d’actions), to our employees, executive officers and directors and, for the BSAs, to our consultants for the maximum duration permitted under French law (18 to 38 months depending on the delegations) within a maximum aggregate potential dilution of 900,000 ordinary shares to which the BSAs, free shares and stock options issued shall grant, for which delegations our shareholders waived their preferential subscription rights with respect to all such grants.

History of Securities Issuances

From January 1, 2018 through August 31, 2021, the following events have changed the number and classes of our issued and outstanding shares:

•	In July 2020, we issued an aggregate of 125,728 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €6.76 per share.

•	In August 2020, we issued an aggregate of 219,778 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €5.92 per share.

•	In September 2020, we issued an aggregate of 693,969 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €4.97 per share.

•	In October 2020, we issued an aggregate of 86,398 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €4.63 per share.

•	In November 2020, we issued an aggregate of 475,442 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €6.31 per share.

•	In December 2020, we issued an aggregate of 493,389 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €7.30 per share.

•	In January 2021, we issued an aggregate of 336,221 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €7.14 per share.

•	In February 2021, we issued an aggregate of 744,186 ordinary shares in connection with the ATM Program at a weighted average purchase price of €8.89 per share.

•	In March 2021, we issued an aggregate of 475,970 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €5.99 per share.

•	In April 2021, we issued an aggregate of 26,595 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €5.64 per share.

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In May 2021, we issued an aggregate of 1,034,483 units, each consisting of four ADSs, each representing one ordinary share, and three warrants, each to purchase one ordinary share, in a registered direct offering at $29.00 per unit.

•	Also in May 2021, we issued an aggregate of 365,844 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €4.65 per share.

•	In June 2021, we issued an aggregate of 288,690 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €4.33 per share.

•	In July 2021, we issued an aggregate of 881,502 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €3.46 per share.

•	In August 2021, we issued an aggregate of 408,590 ordinary shares in connection with the conversion of convertible notes at a weighted average purchase price of €4.89 per share.

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From January 1, 2018 through August 31, 2021, founder’s share warrants and share warrants were exercised at a weighted average exercise price of €7.36 per share. Pursuant to these exercises and to the definitive grant of 15,174 free shares during this period, we issued an aggregate of 31,254 ordinary shares.

Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares

The description below reflects the terms of our bylaws and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full text of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Corporate Purpose (Article 3 of the Bylaws)

Our corporate purpose in France and abroad includes the research, manufacturing, importation, distribution and marketing of investigational drugs, devices and medical equipment, and the provision of advisory services associated with these activities. We are authorized to engage in all financial, commercial, industrial, civil, property or security-related transactions that directly or indirectly relate to accomplishing the purposes stated above.

Our company may act directly or indirectly and do all these operations in all countries, for or on behalf of third parties, either alone or with partnership with third parties, association, group or creation of new companies, contribution, sponsorship, subscription, purchase of shares or rights, mergers, alliances, undeclared partnership or taking or giving in lease or in management of all property and rights or otherwise.

Directors (Articles 17-22 of the Bylaws)

Duties of the Board. Except for powers given to our shareholders by law and within the limit of the corporate purpose, our board of directors is responsible for all matters relating to the successful operations of our company, including but not limited to, social and environmental issues associated with our company’s activities, and, through its resolutions, governs matters involving the company.

Appointment and Term. Our board of directors must be composed of at least three members, but may not exceed 18 members, subject to the dispensation established by law in the event of merger. In appointing and electing directors, we seek a balanced representation of women and men. The term of a director is 3 years, and directors may be re-elected at our annual ordinary share meetings; however, a director over the age of 75 may not be appointed if such appointment would result in the number of directors over the age of 75 constituting more than one-third of the board. The number of directors who are also our employees cannot exceed one-third of the board. Directors may be natural persons or legal entities except for the chairman of the board who must be a natural person. Legal entities appointed to the board must designate a permanent representative. If a director dies or resigns between annual meetings, the board may appoint a temporary director to fill the vacancy, subject to ratification at the next ordinary general meeting, or, if such vacancy results in a number of directors below three, the board must call an ordinary general meeting to fill the vacancy. If a director is absent at more than four consecutive meetings or placed with guardians, he or she will be deemed to have automatically resigned.

Organization. The board must elect a chairman from among the board members. The chairman must be a natural person, age 75 or younger, and may be removed by the board at any time. The board may also elect a natural person as vice president to preside in the chairman’s absence and may designate up to two non-voting board observers.

Deliberations. At least half of the number of directors in office must be present to constitute a quorum. Decisions are made by a majority of the directors present or represented and, if there is a tie, the vote of the chairman will carry the decision. Meetings may be held as often as required; however, the chairman is required to call a meeting with a determined agenda upon the request of at least one-third of the directors if the board has not met for more than two months. French law and our charter and bylaws allow directors to attend meetings in person or, to the extent permitted by applicable law and with specified exceptions in our bylaws, by videoconference or other telecommunications arrangements. The board of directors can also make decisions by way of written consultation under the conditions provided by law.

Directors’ Voting Powers on Proposal, Arrangement or Contract in which any Director is Materially Interested. Under French law, any agreement entered into, directly or through an intermediary, between us and any director that is not entered into in the ordinary course of our business and upon standard market terms is subject to the prior authorization of the board of directors. The interested director cannot vote on such decision. The same provision applies to agreements between us and another company, except where such company is our wholly owned subsidiary, if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.

Directors’ Compensation. Director compensation for attendance at board meetings is determined at the annual ordinary general meeting. The general meeting may allocate an annual fixed sum and the board of directors allocates this sum among its members as it sees fit. In addition, the board of directors may allocate exceptional compensation (rémunération exceptionnelle) for missions or mandates entrusted to its members, for example as member or chair of one or more board committees, this remuneration is subject to the provisions regarding related-parties agreements. At our combined general meetings of shareholders held on June 27, 2017, June 28, 2018, June 21, 2019 and June 26, 2020, shareholders set the total annual attendance fees to be distributed among non-employee directors at €280 thousand for 2017 and 2018, €400 thousand for 2019 and €425 thousand for 2020.

Board of Directors’ Borrowing Powers. There are currently no limits imposed on the amounts of loans or borrowings that the board of directors may approve.

Directors’ Share Ownership Requirements. Our directors are not required to own any of our shares.

Rights, Preferences and Restrictions Attaching to Ordinary Shares (Articles 9, 16, 30, 33 and 34 of the Bylaws)

Dividends. We may only distribute dividends out of our distributable profits, plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable Profits” consist of our statutory net profit in each fiscal year, calculated in accordance with accounting standards applicable in France, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law.

Legal Reserve. Pursuant to French law, we must allocate 5% of our statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Funds must be allocated until the amount in the legal reserve is equal to 10% of the aggregate par value of the issued and outstanding share capital.

Approval of Dividends. Pursuant to French law, our board of directors may propose a dividend for approval by the shareholders at the annual ordinary general meeting.

Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when our net assets are or would become as a result of such distribution lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders. The amount of our share capital plus the amount of our legal reserves which may not be distributed was equal to €1,795,611.50 at June 26, 2020.

Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the bylaws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.

Pursuant to French legislation, if a dividend is declared we may be required to pay a dividend tax in an amount equal to 3% of the aggregate dividend paid by us. However, the European Court of Justice, or ECJ, has ruled that the 3% dividend tax may not be applied to redistribution of dividends we receive from our subsidiaries established in another Member State of the EU, in that it creates double taxation of profits made within the EU as prohibited by Article 9 of the Parent-Subsidiary directive (ECJ, 1st ch. May 17, 2017, case C-365/16 AFEP).

Distribution of Dividends. Dividends are distributed to shareholders pro rata according to their respective holdings of shares. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Shareholders may be granted an option to receive dividends in cash or in shares, in accordance with legal conditions. The conditions for payment of dividends in cash shall be set at the shareholders’ meeting or, failing this, by the board of directors.

Timing of Payment. Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.

Voting Rights. Each share shall entitle its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our bylaws. Ownership of one share implies, ipso jure, adherence to our bylaws and the decisions of the shareholders’ meeting.

In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each registered share which is held in the name of the same shareholder for at least two years. Under French law, ordinary bearer shares are not eligible for double voting rights. Purchasers of ADSs or of ordinary shares deposited with the depositary to receive ADSs, will be unlikely to meet the requirements to have double voting rights.

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.

Rights to Share in Our Profit. Each share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

Rights to Share in the Surplus in the Event of Liquidation. If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our shares. Any surplus will be distributed pro rata among shareholders in proportion to the number of shares respectively held by them, taking into account, where applicable, of the rights attached to shares of different classes.

Repurchase and Redemption of Shares. Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Regulation (EU) No. 596/2014 of April 16, 2014 provides for safe harbor exemptions when the acquisition is made for one of the following purposes:

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to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting; in this case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•	to meet obligations arising from debt securities that are exchangeable into equity instruments;

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to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

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we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the general regulations of, and market practices accepted by the French Financial Markets Authority (AMF).

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under the Market Abuse Regulation 596/2014 of August 16, 2014 (MAR) and in accordance with the General Regulations of the AMF, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

No such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.

Sinking Fund Provisions. Our bylaws do not provide for any sinking fund provisions.

Liability to Further Capital Calls. Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.

Requirements for Holdings Exceeding Certain Percentages. None, except as described below under the sections of this prospectus titled “Declaration of Crossing of Ownership Thresholds (Article 9 of the Bylaws)” and “Form, Holding and Transfer of Shares (Articles 13 and 15 of the Bylaws)—Ownership of Shares by Non-French Persons.”

Actions Necessary to Modify Shareholders’ Rights

Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our bylaws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.

Special Voting Rights of Warrant Holders

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founder’s warrants, are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings (Section IV of the Bylaws)

Access to, Participation in and Voting Rights at Shareholders’ Meetings. Shareholders’ meetings are composed of all shareholders, regardless of the number of shares they hold. Each shareholder has the right to attend the meetings and participate in the discussions (1) personally; (2) by granting proxy to any individual or legal entity of his choosing; (3) by sending a proxy to the company without indication of the mandate; (4) by voting by correspondence; or (5) at the option of the board of directors at the time the meeting is called, by videoconference or another means of telecommunication, including internet, in accordance with applicable laws that allow identification. The board of directors organizes, in accordance with legal and regulatory requirements, the participation and vote of these shareholders at the meeting, assuring, in particular, the effectiveness of the means of identification.

Participation in shareholders’ general meetings, in any form whatsoever, is subject to registration or registration of shares under the conditions and time limits provided for applicable laws.

The final date for returning voting ballots by correspondence is set by the board of directors and disclosed in the notice of meeting published in the French Journal of Mandatory Statutory Notices, or BALO (Bulletin des Annonces Légales Obligatoires). This date cannot be earlier than three days prior to the meeting unless otherwise provided in the bylaws. Our bylaws provide that the board of directors has the option to accept the voting ballots by correspondence beyond the limit set by applicable laws.

A shareholder who has voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.

A shareholder may be represented at meetings by any individual or legal entity by means of a proxy form which we send to such shareholder either at the shareholder’s request or at our initiative. A shareholder’s request for a proxy form must be received at the registered office at least five days before the date of the meeting. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, and the other extraordinary, held on the same day or within a period of fifteen days.

A shareholder may vote by correspondence by means of a voting form, which we send to such shareholder either at the shareholder’s request or at our initiative, or which we include in an appendix to a proxy voting form under the conditions provided for by current laws and requirements. A shareholder’s request for a voting form must be received at the registered office at least six days before the date of the meeting. The voting form is also available on our website at least 21 days before the date of the meeting. The voting form must be recorded by us three days prior to the shareholders’ meeting, in order to be taken into consideration. The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.

To better understand the voting rights of the ADSs, you should carefully read the section in this prospectus titled “Description of American Depositary Shares—Voting Rights.”

Notice of Annual Shareholders’ Meetings. Shareholders’ meetings are convened by our board of directors, or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances. Meetings are held at our registered offices or at any other location indicated in the meeting announcement (avis de réunion). A meeting announcement is published in the BALO at least 35 days prior to a meeting, as well as on our website at least 21 days prior to the meeting. In addition to the particulars relative to the company, it indicates, notably, the meeting’s agenda and the draft resolutions that will be presented. The requests for recording of issues or draft resolutions on the agenda must be addressed to the company under the conditions provided for in the current legislation.

Subject to special legal provisions, the convening notice (avis de convocation) is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further, the holders of registered shares for at least a month at the time of the latest of the insertions of the convening notice shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. The latter may at any time expressly request by registered letter to the Company with acknowledgment of receipt that the aforementioned means of telecommunication should be replaced in the future by a mailing.

The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

The convening notice may be addressed, where appropriate, with a proxy form and a voting by correspondence form, under the conditions specified in our bylaws, or with a voting by correspondence form alone, under the conditions specified in our bylaws. When the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.

Agenda and Conduct of Annual Shareholders’ Meetings. The agenda of the shareholders’ meeting shall appear in the convening notice of the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors which may be put to vote by any shareholder during any shareholders’ meeting. Pursuant to French law and our current share capital, one or more shareholders representing 5% of our share capital may request the inclusion of items or proposed resolutions on the agenda. Such request must be received at the latest on the 25th day preceding the date of the shareholders’ meeting, and in any event no later than the 20th day following the date of the shareholders’ meeting announcement.

Shareholders’ meetings shall be chaired by the Chairman of the board of directors or, in his or her absence, by a Deputy Chairman or by a director elected for this purpose. Failing that, the meeting itself shall elect a Chairman. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

Ordinary Shareholders’ Meeting. Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not amend our bylaws. An ordinary meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes cast by the shareholders present, or represented by proxy, or voting by mail. Abstentions will have the same effect of a “no” vote. In addition, pursuant to a recent AMF recommendation, French listed companies may be required to conduct a consultation of the ordinary shareholders meeting prior to the disposal of the majority of their assets, under certain circumstances.

Extraordinary Shareholders’ Meeting. Our bylaws may only be amended by approval at an extraordinary shareholders’ meeting. Our bylaws may not, however, be amended to increase shareholder commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting shall be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fourth of all shares entitled to vote upon first notice, or one-fifth upon second notice. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. Decisions are made by a two-thirds majority of the votes cast by the shareholders present, represented by proxy, or voting by mail. Abstentions will have the same effect of a “no” vote.

Temporary measures for Annual Shareholders Meetings and Board of Directors due to COVID-19 crisis

In 2020, the French government adopted several ordinance and decrees adapting the rules governing meetings and deliberations of assemblies and governing bodies of legal entities held until July 31, 2021 due to the COVID-19 pandemic (notably, Decree No. 2020-1310 of October 29, 2020, as amended and Decree No. 2021-255 of March 9, 2021). Under certain circumstances, the ordinance and decrees provide the possibility of convening meetings of board of directors remotely for all decisions, which previously required a physical meeting. In addition, the ordinance and decrees provide two options for holding general meetings of shareholders: behind closed doors or by means of a teleconference or audio-visual conference call.

By decision of the board of directors, the general meeting of shareholders may be held behind closed doors (huis-clos), i.e., without the shareholders or their proxies (and any other person having the right to attend the meeting such as the statutory auditors and the employee representatives) being physically present. The possibility of holding a meeting behind closed doors requires that the meeting be convened in a place that, on the date of the meeting announcement, the convening notice or on the date of the meeting, is subject to an administrative measure restricting or prohibiting collective gatherings for health reasons, even if this measure is ultimately no longer in effect on the date of the meeting. As of the date hereof, measures restricting gatherings are still in force (decree No.2020-1310 prohibits any meeting where barrier measures cannot be implemented and in all places and under all circumstances; in addition, the Préfet may prohibit or restrict, by regulatory or individual measures, any meeting involving more than six people simultaneously in places open to the public when local circumstances so require). In this case shareholders will be able to vote remotely and prior to the general meeting of shareholders by the usual means available to date, i.e., vote by correspondence, blank proxy or Internet voting.

The above legislation provides that shareholders (and all the persons who may attend the general meeting of shareholders) may participate in the meeting by means of a teleconference or audio-visual conference call if this conference allows for the identification of the participants, transmits at least the voice of the participants and allows the continuous and simultaneous retransmission of the debates. On May 31 and June 1, 2021, the French government adopted several laws and decrees relating to the health crisis management. Law No. 2021-689 of May 31, 2021 on the health crisis management (i) notably provided rules for the gathering of people, meetings, and activities on public streets and in places open to the public (L. No. 2021-689, art. 1, I, 3°) and (ii) extended the measures resulting from Ordinance No. 2020-321 of March 25, 2020 for Annual Shareholders Meetings and Board of Directors held until September 31, 2021 (L. No. 2021-689, art. 8, VI). Decree No.2021-699 of June 1, 2021 providing general measures necessary for the management of the exit from the sanitary crisis, as amended by Decree No. 2021-850 of June 29, 2021, authorized physical meetings provided that place of gatherings be arranged so as to ensure strict compliance with hygiene and social distancing measures (D. No.2021-699, June 1, 2021, art. 1 and 45, II).

Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of Our Company

Provisions contained in our bylaws and French corporate law could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. These provisions include the following:

•

under French law, the owner of 90% of the share capital or voting rights of a public company listed on a regulated market in a Member State of the European Union or in a state party to the EEA Agreement, including from the main French Stock Exchange, has the right to force out minority shareholders following a tender offer made to all shareholders;

•

under French law, a non-resident of France as well as any French entity controlled by non-residents of France may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. See “Limitations Affecting Shareholders of a French Company;”

•

under French law, certain investments in a French company relating to certain strategic industries likely to prejudice the interests of national defense, participating in the exercise of public authority or likely to prejudice public order and public security (such as research and development in biotechnologies intended to be carried out in a sensitive activity within the meaning of § I or II of Article R. 151-3 of the French Monetary and Financial code or activities relating to infrastructure, goods or services essential to guarantee the protection of public health) by individuals or entities not French, not residents in a Member State of the European Union are subject to prior authorization of the Ministry of Economy pursuant to Articles L. 151-1 et seq. and R. 151-1 et seq. of the French Monetary and financial code. See “Limitations Affecting Shareholders of a French Company”;

•

a merger (i.e., in a French law context, a share for share exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting;

•	a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;

•	under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

•

our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities, such as warrants,

•	to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

•

our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

•

our board of directors has the right to appoint directors to fill a vacancy created by the resignation or death of a director, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

•

our board of directors can be convened by our chairman or our managing director, if any, or, when no board meeting has been held for more than two consecutive months, by directors representing at least one third of the total number of directors;

•

our board of directors meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board’s decisions;

•	our shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice;

•

approval of at least a majority of the votes cast by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

•

advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

•	our bylaws can be changed in accordance with applicable laws;

•

the crossing of certain thresholds has to be disclosed and can impose certain obligations; see the section of this prospectus titled “Declaration of Crossing of Ownership Thresholds (Article 9 of the Bylaws);”

•	transfers of shares shall comply with applicable insider trading rules and regulations, and in particular with the Market Abuse Directive and Regulation dated April 16, 2014; and

•

pursuant to French law, the sections of the bylaws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by two-thirds of the votes of our shareholders present, represented by a proxy or voting by mail at the meeting.

Declaration of Crossing of Ownership Thresholds (Article 9 of the Bylaws)

Set forth below is a summary of certain provisions of the French Commercial Code applicable to us. This summary is not intended to be a complete description of applicable rules under French law.

Any individual or legal entity referred to in Articles L. 233-7, L. 233-9 and L. 223-10 of the French Commercial Code coming to directly or indirectly own, or cease to own, alone or in concert, a number of shares representing a fraction of the Company’s capital or voting rights greater or equal to 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95% shall inform the Company as well as the French Financial Market Authority (AMF) of the total number of shares and voting rights and of securities giving access to the capital or voting rights that it owns immediately or over time within a period of four trading days from the crossing of the said holding thresholds.

This obligation applies when crossing each of the above-mentioned thresholds in a downward direction.

In case of failure to declare shares or voting rights exceeding the fraction that should have been declared, such shares shall be deprived of voting rights at General Meetings of Shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the French Commercial Code.

In addition, any shareholder crossing, alone or acting in concert, the 10%, 15%, 20% or 25% threshold shall file a declaration with the AMF pursuant to which it shall expose its intention over the following 6 months, including notably whether it intends to continue acquiring shares of the company, it intends to acquire control over the company, its intended strategy for the company.

Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer with the AMF. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases his/her/its holding of capital or voting rights by at least 1% company’s capital or voting rights, shall file a mandatory public tender offer.

Changes in Share Capital

Increases in Share Capital (Article 10 of the Bylaws). Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital.

Increases in our share capital may be effected by:

•	issuing additional shares;

•	increasing the par value of existing shares;

•	creating a new class of equity securities; and

•	exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•	in consideration for cash;

•	in consideration for assets contributed in kind;

•	through an exchange offer;

•	by conversion of previously issued debt instruments;

•	by capitalization of profits, reserves or share premium; and

•	subject to certain conditions, by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Reduction in Share Capital. Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.

Preferential Subscription Right. According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the subscription period relating to a particular offering. Pursuant to recent legislation that went into effect on October 1, 2016, the preferential subscription rights will be transferable during a period starting two days prior to the opening of the subscription period and ending two days prior to the closing of the subscription period.

The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.

In the future, to the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at an extraordinary general shareholders’ meeting in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.

Form, Holding and Transfer of Shares (Articles 13 and 15 of the Bylaws)

Form of Shares. The shares are in registered form, until their full payment. When they are fully paid up, they may be in registered form or bearer, at the option of the shareholders.

Further, in accordance with applicable laws, we may request at any time from the central depository responsible for holding our shares, or directly from one or several intermediaries listed in Article L. 211-3 of the French Monetary and Financial Code, the information concerning the owners of our shares and securities conferring immediate or long-term voting rights at our general meetings of shareholders as referred to in Article L. 228-2 of the French Commercial Code.

Holding of Shares. In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.

Ownership of Shares by Non-French Persons. Neither French law nor our bylaws limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities. However, non-residents of France may have to file an administrative notice with the French authorities in connection with certain direct or indirect investments in us, including through ownership of ADSs. In addition, acquisitions of 10% of the share capital or voting rights of a French resident company or a non-French resident company by a non-French resident or by a French resident, respectively, are subject to statistical reporting requirements to the French National Bank.

Moreover, certain foreign investments in companies incorporated under French laws are subject to the prior authorization from the French Minister of the Economy, where all or part of the target’s business and activity relate to a strategic sector.

The Decree (arrêté) of April 27, 2020 extended the list of sectors subject to prior approval to include biotechnologies now covered under article R. 151-3 III° 1° of the French Monetary and Financial Code, under which investments are defined as (i) the acquisition of control—within the meaning of Article L. 233-3 of the French Commercial Code—of a company that has its registered office in France, (ii) the acquisition of all or part of a line of business of a company that has its registered office in France, or (iii) the acquisition of more than 25% of the shares or voting rights of a company that has its registered office in France.

In the context of the ongoing COVID-19 pandemic, the Decree (décret) n°2020-892 dated July 22, 2020 has completed the 25% threshold with an additional temporary 10% threshold of the voting rights for the non-European investments in listed companies applicable, at the date of this prospectus, until December 31, 2020.

See ‘‘Limitations Affecting Shareholders of a French Company—Ownership of ADSs or Shares by Non-French Residents.’’

Assignment and Transfer of Shares. Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading.

Differences in Corporate Law

We are a société anonyme, or S.A., incorporated under the laws of France. The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law.

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Number of Directors	Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the bylaws. Since January 1, 2017, the number of directors of each gender may not be less than 40%. Any appointment made in violation of this limit that is not remedied will be null and void.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its bylaws. In addition, under French law, members of a board of directors of a corporation may be legal entities (with the exception of the chairman of the board), and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors as well as the deliberations taken by the board member irregularly appointed.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.
Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.

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Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.
General Meeting	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent (mandataire ad hoc) or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings	A meeting announcement is published in the French Journal of Mandatory Statutory Notices (BALO) at least 35 days prior to a meeting and made available on the website of the company at least 21 day prior to the meeting. Subject to limited exceptions provided by French law, additional convening notice is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the French Journal of Mandatory Statutory Notices (BALO). Further, shareholders holding registered shares for at least a month at the time latest insertions of the notices shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

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their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice.

The convening notice shall specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of Commerce and Companies, the place, date, hour and agenda of the meeting and its nature (ordinary and/or extraordinary meeting). The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail and, as the case may be, the email address to which they may send written questions.

Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (i) personally, or (ii) by granting proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or to another shareholder or to any individual or legal entity of his choosing; or (iii) by sending a proxy to the company without indication of the mandate (in this case, such proxy shall be cast in favor of the resolutions supported	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

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by the board of directors), or (iv) by voting by correspondence, or (v) by videoconference or another means of telecommunication in accordance with applicable laws that allow identification. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, and the other extraordinary, held on the same day or within a period of fifteen days.
Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.
Preemptive Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes cast by the shareholders present at the extraordinary general meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights have not been waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights. Preferential subscription rights may only be exercised during the subscription period. In accordance	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

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with French law, the exercise period shall not be less than five trading days. Preferential subscription rights are transferable during a period equivalent to the subscription period but starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period.
Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.

“Distributable premium” refers to the contribution paid by the stockholders in addition to the par value of their shares for their subscription that the stockholders decide to make available for distribution.

Except in case of a share capital reduction, no distribution can be made to the stockholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the bylaws.

Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.
Repurchase of Shares	Under French law, a corporation may acquire its own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, the Market Abuse Regulation 596/2014 of April 16, 2014 (MAR) provides	Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would

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for safe harbor exemptions when the acquisition is made for the following purposes:

•  to decrease its share capital with the approval of the shareholders at the extraordinary general meeting;

•  to meet obligations arising from debt securities, that are exchangeable into equity instruments; or

•  with a view to distributing the relevant shares to employees or managers under a profit-sharing, free share or share option plan.

All other purposes, and especially share buy-backs for external growth operations by virtue of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

impair the capital of the corporation.

Under the Market Abuse Regulation 596/2014 of April 16, 2014 (MAR) and in accordance with the General Regulations of the French Financial Markets Authority, a corporation shall report to the competent authority of the trading venue on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

No such repurchase of ordinary shares may result in the company holding, directly or through a person acting on its behalf, more

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than 10% of its issues share capital.
Liability of Directors and Officers	Under French law, the bylaws may not include any provisions limiting the liability of directors. Civil liability of the directors may be sought for (1) an infringement of laws and regulations applicable to the company, (2) breach of the bylaws and (3) management failure.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•  any transaction from which the director derives an improper personal benefit.

Voting Rights	French law provides that, unless otherwise provided in the bylaws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. As from April 2016, double voting rights are automatically granted to the shares being registered since more than two years, unless the bylaws are modified in order to provide otherwise.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Shareholder Vote on Certain Transactions	Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:	Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or

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•  the approval of the board of directors; and

•  approval by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-EU company, approval of all shareholders of the corporation (by exception, the extraordinary general meeting of the acquiring company may delegate to the board authority to decide a merger-absorption or to determine the terms and conditions of the merger plan).

exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority vote as stated above.	Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

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•  shares of stock of the surviving corporation;

•  shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•  cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•  any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social). In addition, directors shall take into account social and environmental issues arising out of the company’s activity.	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Shareholder Suits	French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action may be

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares

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borne by the relevant shareholder or the group of shareholders.

The plaintiff must remain a shareholder through the duration of the legal action.

There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.

A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Bylaws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws. However, the board of directors is authorized to (i) modify the bylaws as a result of a decision to move the company’s registered office and (ii) to bring to the bylaws any modification rendered necessary by an amendment to an applicable law or regulation if the board of directors has been prior authorized by the extraordinary shareholders meeting for this purpose, and subject, in both cases, to ratification by the next extraordinary shareholders’ meeting.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal the bylaws of the corporation. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

Listing

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.” Our ordinary shares are listed on Euronext Paris under the symbol “ERYP.”

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is The Bank of New York Mellon. Our share register for our ordinary shares is maintained by Société Générale. The share register reflects only record owners of our ordinary shares. Holders of our ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees are the holder of the shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs or Shares by Non-French Residents

Neither the French Commercial Code nor our bylaws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of the share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years’ imprisonment and a fine up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Moreover, any investment:

(i) by (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities;

(ii) that will result in the relevant investor (a) acquiring control of an entity registered in France, (b) acquiring all or part of a business line of an entity registered in France, or (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity registered in France; and

(iii) developing activities in certain strategic industries related to (a) activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (including weapons, double-use items, IT systems, cryptology, date capturing devices, gambling, toxic agents or storage of data), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products or media), and (c) research and development activity related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage or biotechnology) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, which authorization may be conditioned on certain undertakings.

The Decree (arrêté) of April 27, 2020 extended the list of sectors subject to prior approval to include biotechnologies now covered under article R. 151-3 III° 1° of the French Monetary and Financial Code, under which investments are defined as (i) the acquisition of control—within the meaning of Article L. 233-3 of the French Commercial Code—of a company that has its registered office in France, (ii) the acquisition of all or part of a line of business of a company that has its registered office in France, or (iii) the acquisition of more than 25% of the shares or voting rights of a company that has its registered office in France.

In the context of the ongoing COVID-19 pandemic, the Decree (décret) n°2020-892 dated July 22, 2020 as amended by the Decree (décret) n°2020-1729 dated December 28, 2020 has completed the 25% threshold with an additional temporary 10% threshold of the voting rights for the non-European investments in listed companies applicable, at the date of this prospectus, until December 31, 2021.

The transactions falling within the scope of the Decree (décret) n°2020-892, as amended, benefit from a “fast-track procedure” pursuant to which the investor is exempt from the authorization request provided for in Article R. 151-5 of the Monetary and Financial Code, provided that the investment project has been the subject of prior notification to the French Minister of Economy and that the transaction is carried out within six months following the notification. Unless the French Minister of Economy objects, the authorization is granted at the end of a period of ten working days following notification.

In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for a natural person).

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

Our shareholders will have the preferential subscription rights described under “Description of Share Capital—Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional shares on a pro rata basis. Holders of our securities in the United States (which may be represented by ADSs) will not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares in the United States and ADS holders of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares represented by ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case, ADS holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares—Dividends and Other Distributions” explains in detail the depositary’s responsibility in connection with a rights offering. See also “Risk Factors—The right as a holder of ADSs to participate in any future preferential subscription rights or to elect to receive dividends in shares may be limited, which may cause dilution to the holders of our ADSs” in our most recent Annual Report on Form 20-F.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon acts as the depositary for the American Depositary Shares. The Bank of New York Mellon’s depositary offices are located at 240 Greenwich Street, New York, New York 10286. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be evidenced by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Société Générale.

You may hold ADSs either (1) directly (a) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having uncertificated ADSs registered in your name in the Direct Registration System, or DRS, or (2) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in the Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, you will not be treated as one of our shareholders and you will not have shareholder rights. French law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. An amended and restated deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly and indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the amended and restated deposit agreement and the ADRs. In the event of any discrepancy between the ADRs and the amended and restated deposit agreement, the amended and restated deposit agreement governs. A copy of the amended and restated deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

The following is a summary of the material provisions of the amended and restated deposit agreement. For more complete information, you should read the entire amended and restated deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see the section of this prospectus titled “Where You Can Find More Information.” Unless otherwise indicated or the context otherwise requires, references to “you” in this section refer to purchasers of ADSs in this offering.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay or distribute to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. We do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the amended and restated deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes or other governmental charges, together with fees and expenses of the depositary that must be paid, will be deducted. See the section of our most recent Annual Report on Form 20-F titled “Taxation.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Ordinary Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS, or ADSs representing those ordinary shares, and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares, or ADSs representing those shares, sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse unexercised. In that case, you will receive no value for them.

The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another method. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

Neither we nor the depositary are responsible for any failure to determine that it may be lawful or feasible to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or governmental charges payable in connection with such surrender or withdrawal, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian or through a book-entry delivery. Alternatively, at your request, risk and expense, the depositary will, if feasible, deliver the amount of deposited securities represented by the surrendered ADSs for delivery at the depositary’s office or to another address you may specify. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How can ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated ADSs. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of whole deposited ordinary shares your ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of shareholders’ meetings or other solicitations of consents and arrange to deliver our voting materials to you. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

If the depositary timely receives voting instructions for you, it will endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited ordinary shares represented by those ADSs in accordance with such voting instructions set forth in your request. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we timely asked the depositary to solicit your instructions but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary that (1) we wish to receive a proxy, (2) as of the instruction cutoff date we reasonably do not know of any substantial shareholder opposition to the particular question, and (3) the particular question would not be materially adverse to the interests of our shareholders, then the depositary will consider you to have authorized and directed it to give a proxy to a person designated by us to vote the number of deposited securities represented by your ADSs in favor of that question, but only if the question was endorsed by our board of directors.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting enough in advance to withdraw the ordinary shares.

Fees and Expenses

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the amended and restated deposit agreement, the holders of ADSs will be required to pay the following fees:

Persons depositing or withdrawing ordinary shares or ADSs must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•  Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights

•  Cancellation of ADSs for the purpose of withdrawal, including if the amended and restated deposit agreement terminates

$0.05 (or less) per ADS	• Any cash distribution to you
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you
$0.05 (or less) per ADS per calendar year	• Depositary services
Registration or transfer fees	• Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	• Cable (including SWIFT) and facsimile transmissions as expressly provided in the amended and restated deposit agreement • Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, share transfer taxes, stamp duty or withholding taxes	• As necessary
Any charges payable by the depositary, custodian or their agents in connection with the servicing of deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide for-fee services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the amended and restated deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are affiliates of the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the amended and restated deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the amended and restated deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to holders of ADSs, subject to the depositary’s obligations under the amended and restated deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs registered in your name to reflect the sale and pay you any net proceeds, or send you any property, remaining after it has paid the taxes. Your obligation to pay taxes and indemnify us and the depository against any tax claims will survive the transfer or surrender of your ADSs, the withdrawal of the deposited ordinary shares as well as the termination of the amended and restated deposit agreement.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the amended and restated deposit agreement be amended?

We may agree with the depositary to amend the amended and restated deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges, registration fees, facsimile costs, delivery costs or other such expenses, or that would otherwise prejudice a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the amended and restated deposit agreement as further amended.

How may the amended and restated deposit agreement be terminated?

The depositary will terminate the amended and restated deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the amended and restated deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 60 days. In such case, the depositary must notify you at least 90 days before termination. In addition, the depositary may initiate termination of the amended and restated deposit agreement if (i) we delist our shares from an exchange on which they were listed and do not list the shares on another exchange; (ii) we appear to be insolvent or enter insolvency proceedings; (iii) all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities; (iv) there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or (v) there has been a replacement of deposited securities.

After termination, the depositary and its agents will do the following under the amended and restated deposit agreement but nothing else: collect dividends and other distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the amended and restated deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADS holder (until they surrender their ADSs) or give any notices or perform any other duties under the amended and restated deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

The amended and restated deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary to ADS holders. We and the depositary:

•	are only obligated to take the actions specifically set forth in the amended and restated deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the amended and restated deposit agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the amended and restated deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the amended and restated deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the amended and restated deposit agreement;

•	are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the amended and restated deposit agreement on your behalf or on behalf of any other person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.

In the amended and restated deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder waives the right to a jury trial in an action against us or the depositary arising out of or relating to the amended and restated deposit agreement.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of any tax or other governmental charges and any stock transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the amended and restated deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•

when it is necessary to prohibit withdrawals in order to comply with any U.S. or foreign laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal is not limited by any other provision of the amended and restated deposit agreement.

Direct Registration System

In the amended and restated deposit agreement, all parties to the amended and restated deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the amended and restated deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the amended and restated deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the amended and restated deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Each holder of ADSs will be required to provide certain information, including proof of taxpayer status, residence and beneficial ownership (as applicable), from time to time and in a timely manner as we, the depositary or the custodian may deem necessary or proper to fulfill obligations under applicable law.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

Warrants (bons de souscription d’actions) may be offered separately or together with ordinary shares or ADSs. Each series of warrants will be issued under any separate warrant agreement to be entered into between us and one or more purchasers of such warrants. The applicable prospectus supplement will include details of the warrant agreements and terms and conditions covering the warrants being offered.

The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary shares or ADSs are offered, the description will include, where applicable:

•	the designation and aggregate number of warrants offered;

•	the price at which the warrants will be offered;

•	the currency or currency unit in which the warrants are denominated;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•

the number of ordinary shares or ADSs that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares or ADSs may be purchased upon exercise of each warrant;

•	the date or dates, if any, on or after which the warrants and the related ordinary shares or ADSs will be transferable separately;

•	the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

•	whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•	any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms and conditions of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms and conditions set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms and conditions set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares in the form of the ADSs, and certain other matters governed by French law will be passed on for us by Gide Loyrette Nouel A.A.R.P.I. Unless otherwise indicated in any prospectus supplement, Cooley LLP, Boston, Massachusetts, will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ERYTECH Pharma S.A. as of and for the years ended December 31, 2020, 2019 and 2018 appearing in our Annual Report on Form 20-F for the year ended December 31, 2020, have been audited by KPMG S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. KPMG S.A.’s report dated March 8, 2021 refers to the change in Erytech Pharma S.A.’s method of accounting for leases on January 1, 2019, due to the adoption of IFRS 16 “Leases.”

The offices of KPMG S.A. are located at Tour Eqho, 2 avenue Gambetta, CS 60055, 92066 Paris la Défense Cedex.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of France. Half of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgement was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene French international public order and public policy, including the right to due process and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter and which has become effective in France.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.erytech.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 8, 2021;

•

our Reports on Form 6-K furnished to the SEC on May 3, 2021 (including all exhibits thereto), June  29, 2021 (including exhibit 99.1 thereto), September  20, 2021 (including all exhibits thereto) and September 21, 2021 (including all exhibits thereto); and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on November 7, 2017, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

ERYTECH Pharma S.A.

60 Avenue Rockefeller

69008 Lyon France

+33 4 78 74 4438

You may also access these documents on our website, www.erytech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$32,730
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)	These fees will be determined and calculated at the time of each issuance of securities pursuant to this registration statement and accordingly cannot be estimated at this time.

769,608 Units, each Consisting of Four American Depositary Shares Representing Four Ordinary Shares and Three Warrants, Each to Purchase One Ordinary Share

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

December 14, 2021